EXHIBIT 10.AAc

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                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                             Dated as of May 8, 2000
                                      among

                             TECH DATA CORPORATION,
                             as Construction Agent,

                             TECH DATA CORPORATION,
                                   as Lessee,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
               formerly known as First Security Bank of Utah, N.A.
                      not individually, except as expressly
                   stated herein, but solely as Owner Trustee
                      under the TD 1996 Real Estate Trust,

                           THE VARIOUS BANKS AND OTHER
                     LENDING INSTITUTIONS WHICH ARE PARTIES
                            HERETO FROM TIME TO TIME,
                                 as the Holders,

                           THE VARIOUS BANKS AND OTHER
                           LENDING INSTITUTIONS WHICH
                      ARE PARTIES HERETO FROM TIME TO TIME,
                                 as the Lenders,

                                       and

                             BANK OF AMERICA, N.A.,
               successor in interest to NationsBank, N.A. (South),
                    as Administrative Agent for the Lenders,

                                       and

                                 BANK ONE, N.A.,
                              as Syndication Agent,

                                SCOTIABANC, INC.,
                             as Documentation Agent,

                                       and

                           FIRST UNION NATIONAL BANK,
                                as Managing Agent

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                                TABLE OF CONTENTS

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

SECTION 1.          THE LOANS.....................................................................................1

SECTION 2.          HOLDER FUNDINGS...............................................................................2

SECTION 3.          SUMMARY OF TRANSACTIONS.......................................................................2
         3.1.       Operative Agreements..........................................................................2
         3.2.       Property Purchase.............................................................................2
         3.3.       Construction of Improvements; Lease or Disposition of Properties..............................2
         3.4.       Repayment of Existing Loans and Existing Holder Fundings......................................2
         3.5.       Increase in Commitments and Holder Commitments................................................3

SECTION 4.          THE CLOSINGS..................................................................................3
         4.1.       Initial Closing Date..........................................................................3
         4.2.       Initial Closing Date; Property Closing Dates; Construction Fundings...........................3

SECTION 5.          FUNDINGS; REPORTING REQUIREMENTS ON COMPLETION DATE; CONSTRUCTION AGENT DELIVERY OF NOTICES;
                    INCREASE IN COMMITMENTS AND HOLDER COMMITMENTS;  IMPROVEMENTS ON COMPLETED PROPERTY;
                    INTERCREDITOR AGREEMENT...................................................................... 3
         5.1.       General.......................................................................................3
         5.2.       Procedures for Funding........................................................................4
         5.3.       Conditions to the Holders' and the Lenders' Obligations to advance funds on the Initial Closing Date or funds for the Acquisition of
                    Property......................................................................................6
         5.4.       Conditions to the Holders' and the Lenders' Obligations to Make
                    Construction Fundings for the Commencement of Construction of any
                    Improvements.................................................................................11
         5.5.       Conditions to the Holders' and the Lenders' Obligations to Make
                    Construction Fundings for the Ongoing Construction on any Property
                    Prior to the Construction Period Termination Date............................................13
         5.6.       Reporting and Delivery Requirements on Completion Date.......................................14
         5.7.       Construction Agent Delivery of Allocation Notice and Construction
                    Budget Modifications.........................................................................14
         5.8.       Inspection of Documents; Hold Harmless; Removal of Properties................................15
         5.9.       Unilateral Right to Increase the Commitments and the Holder
                    Commitments..................................................................................15
         5.10.      Expansion of Improvements for a Completed Property...........................................15
         5.11.      Intercreditor Agreement......................................................................16
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
 SECTION 6.         CONDITIONS OF THE INITIAL CLOSING............................................................17
         6.1.       Conditions to the Lessor's and the Holders' Obligations......................................17
         6.2.       Conditions to the Lessee's Obligations.......................................................18
         6.3.       Conditions to the Agent's Obligations........................................................20

SECTION 7.          REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE...................................20
         7.1.       Representations and Warranties of the Construction Agent and the Lessee......................20

SECTION 8.          REPRESENTATIONS AND WARRANTIES ON FUNDING DATES..............................................28
         8.1.       Representations and Warranties on Property Closing Dates.....................................28
         8.2.       Representations and Warranties Upon Initial Construction Fundings............................30
         8.3.       Representations and Warranties Upon the Date of Each Construction
                    Funding that is not an Initial Construction Funding..........................................32

SECTION 9.          PAYMENT OF CERTAIN EXPENSES..................................................................32
         9.1.       Transaction Expenses.........................................................................32
         9.2.       Certain Fees and Expenses....................................................................33
         9.3.       Commitment Fee and Holder Commitment Fee.....................................................34

SECTION 10.         OTHER COVENANTS AND AGREEMENTS...............................................................34
         10.1.      Cooperation with the Construction Agent or the Lessee........................................34
         10.2.      Covenants of the Owner Trustee and the Holders...............................................35
         10.3.      Lessee Covenants, Consent and Acknowledgment; Construction Agent
                    Covenants....................................................................................37
         10.4.      Sharing of Certain Payments..................................................................39
         10.5.      Grant of Easements, Voting at Meetings, etc..................................................39
         10.6.      Release of Liens on Certain Equipment........................................................39

SECTION 11.         CREDIT AGREEMENT AND TRUST AGREEMENT.........................................................40
         11.1.      Construction Agent's and Lessee's Credit Agreement Rights....................................40
         11.2.      Construction Agent's and Lessee's Trust Agreement Rights.....................................41

SECTION 12.         TRANSFER OF INTEREST.........................................................................42
         12.1.      Restrictions on Transfer.....................................................................42
         12.2.      Effect of Transfer...........................................................................42

SECTION 13.         INDEMNIFICATION..............................................................................42
         13.1.      General Indemnity............................................................................42
         13.2.      General Tax Indemnity........................................................................45
         13.3.      Environmental Indemnity; Funding/Contribution Indemnity......................................49
         13.4.      Additional Provisions Regarding Indemnification During Construction
                    Period of a Property.........................................................................50
         13.5.      Indemnification provided by the Owner Trustee in Favor of the Other
                    Indemnified Persons..........................................................................50
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
SECTION 14.         MISCELLANEOUS................................................................................51
         14.1.      Survival of Agreements.......................................................................51
         14.2.      No Broker, etc...............................................................................52
         14.3.      Transmission and Effectiveness of Communications and Signatures..............................52
         14.4.      Counterparts.................................................................................53
         14.5.      Terminations, Amendments, Waiver, Etc.; Unanimous Vote Matters...............................53
         14.6.      Headings, etc................................................................................55
         14.7.      Parties in Interest..........................................................................55
         14.8.      GOVERNING LAW; WAIVERS OF JURY TRIAL.........................................................55
         14.9.      Submission to Jurisdiction; Waivers..........................................................55
         14.10.     Severability.................................................................................56
         14.11.     Liability Limited............................................................................56
         14.12.     Rights of Lessee.............................................................................57
         14.13.     Further Assurances...........................................................................57
         14.14.     Calculations under Operative Agreements......................................................58
         14.15.     Confidentiality..............................................................................58
         14.16.     Calculation of Rent, Interest, Holder Yield and Fees.........................................59

Schedule 1        Initial Holders SCH-1

Schedule 7.1(t)     Environmental Conditions..............................................................SCH-7.1.1

Schedule 14.3       FUNDING OFFICES, ADDRESSES FOR NOTICES...............................................SCH-14.3.1

EXHIBIT A REQUISITION FORM......................................................................................A-1

         Schedule 1  Legal Description of Land..................................................................A-4

         Schedule 2  Description of Improvements................................................................A-5

         Schedule 3  Description of Equipment...................................................................A-6

         Schedule 4  Work.......................................................................................A-7

EXHIBIT B    TECH DATA CORPORATION OFFICER'S CERTIFICATE........................................................B-1

         Schedule 1  [itemized expenditures]....................................................................B-3

EXHIBIT C    FORM OF OPINION OF COUNSEL TO LESSEE, CONSTRUCTION AGENT AND GUARANTORS............................C-1

EXHIBIT D    TECH DATA CORPORATION OFFICER'S CERTIFICATE........................................................D-1

EXHIBIT E    TECH DATA CORPORATION SECRETARY'S CERTIFICATE......................................................E-1

EXHIBIT F    FIRST SECURITY BANK, NATIONAL ASSOCIATION OFFICER'S CERTIFICATE....................................F-1
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
EXHIBIT G    FIRST SECURITY BANK, NATIONAL ASSOCIATION CERTIFICATE OF ASSISTANT SECRETARY.......................G-1

EXHIBIT H    FORM OF OPINION OF COUNSEL TO FIRST SECURITY BANK, NATIONAL ASSOCIATION............................H-1

EXHIBIT I    EXISTING PROPERTIES LEGAL DESCRIPTIONS.............................................................I-1

Appendix A   Rules of Usage and Definitions............................................................Appendix A-1
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                AMENDED AND RESTATED PARTICIPATION AGREEMENT

         THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of May 8, 2000 (as amended, modified, restated or supplemented from time to time, this "Agreement"), is by and among TECH DATA CORPORATION, a Florida corporation (the "Construction Agent"); TECH DATA CORPORATION, as Lessee (the "Lessee ); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association formerly known as First Security Bank of Utah, N.A., not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as Owner Trustee under the TD 1996 Real Estate Trust (the "Owner Trustee" or the "Lessor"); BANK OF AMERICA, N.A., a national banking association, successor in interest to NationsBank, N.A. (South), as Administrative Agent (in such capacity, the "Agent") for the Lenders; BANK OF AMERICA, N.A. and the various other banks and lending institutions which are parties hereto from time to time as Holders; BANK OF AMERICA, N.A. and the various other banks and lending institutions which are parties hereto from time to time as Lenders. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

         WHEREAS, the Construction Agent, the Lessee, the Owner Trustee, the Agent, and the Holder party thereto have entered in to that certain Participation Agreement dated as of April 26, 1996 (as amended, the "Existing Participation Agreement"); and

         WHEREAS, the parties hereto wish to amend and restate the Existing Participation Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Existing Participation Agreement is hereby amended and restated in its entirety as follows, and the parties hereby agree as follows:

         SECTION 1.  THE LOANS.

         The Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties, Equipment and certain Improvements and to develop and construct certain Improvements and install certain Equipment in accordance with the Agency Agreement and the terms and provisions hereof, and in consideration of the receipt of the proceeds of such Loans, the Lessor will issue the Notes (together with any note or notes issued in exchange or substitution therefor in accordance with the Credit Agreement, the "Notes"). The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to SECTION 5 of this Agreement and SECTION 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time upon the appropriate submission by the Construction Agent of a Requisition therefor, in accordance with this Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral. The Lessee and the Construction Agent agree that each Property shall be improved for business purposes and shall not merely be held as unimproved Land for speculative purposes.

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         SECTION 2.  HOLDER FUNDINGS.

         Subject to the terms and conditions of this Agreement and the Trust Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto on each date Fundings are made in accordance with SECTION 5 hereof, each Holder shall make a Holder Funding on a pro rata basis to the Owner Trustee with respect to the TD 1996 Real Estate Trust based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Fundings shall be three percent (3%) of the amount of the Funding being funded on such date; provided, no Holder shall be obligated for any Holder Funding in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Fundings shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Funding shall be permitted such that the Holder Funding with respect to such Funding is less than 3% of the outstanding amount of such Funding, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, not joint, and not joint and several.

         SECTION 3.  SUMMARY OF TRANSACTIONS.

         3.1. OPERATIVE AGREEMENTS. As of the date hereof (the "Initial Closing Date"), each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Agency Agreement, the Credit Agreement, the Notes, the Certificates, the Trust Agreement, the Security Agreement and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         3.2. PROPERTY PURCHASE. On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Funding in accordance with SECTIONS 2 AND 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will make Loans in accordance with SECTIONS 1 AND 5 of this Agreement and the terms and provisions of the Credit Agreement, and (c) the Lessor will purchase, or lease pursuant to a Ground Lease, the applicable Property identified by the Construction Agent, and grant the Agent a Lien on such Property by execution of the required Security Documents.

         3.3. CONSTRUCTION OF IMPROVEMENTS; LEASE OR DISPOSITION OF PROPERTIES. Construction Fundings will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and ongoing construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting such Work and the construction of such Improvements and the expenditures of the Construction Fundings related thereto. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements with respect to each Property.

         3.4 REPAYMENT OF EXISTING LOANS AND EXISTING HOLDER FUNDINGS. (In order to re-align outstanding Loans and Holder Fundings with the Commitments and Holder Commitments, as amended and restated by this Agreement and the other Operative Agreements) on the Initial

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Closing Date, the Lenders and Holders shall make Fundings to the Borrower, the proceeds of which Fundings will be used immediately to (a) repay to the respective Existing Lenders the outstanding principal amount of Existing Loans and (b) repay to the respective Existing Holders the outstanding principal amount of Existing Holder Fundings.

         3.5. INCREASE IN COMMITMENTS AND HOLDER COMMITMENTS. On any date prior to the Maturity Date, the Construction Agent may elect to increase the Total Commitments and Total Holder Commitment by giving written notice of such increase to the Agent, PROVIDED that (a) such increase shall be apportioned as follows: 87% to the Total Commitment for Series A Loans, 10% to the Total Commitment for Series B Loans, and 3% to the Total Holder Commitment; (b) the sum of (i) the Total Commitments with respect to Series A Loans and Series B Loan and (ii) the Total Holder Commitment shall not exceed $175,000,000; and (c) in no event shall any Commitment of any Lender, Holder or other Person be increased without the prior written consent of such Lender, Holder or other Person.

         SECTION 4.  THE CLOSINGS.

         4.1. INITIAL CLOSING DATE. All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         4.2. INITIAL CLOSING DATE; PROPERTY CLOSING DATES; CONSTRUCTION FUNDINGS. The Construction Agent shall deliver to the Lessor and the Agent a requisition (a "Requisition"), in the form attached hereto as EXHIBIT A or in such other form as is reasonably satisfactory to the Lessor, the Construction Agent and the Agent (together with such additional schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information required by the Agent), in connection with (a) the Initial Closing Date relating to the repayment of outstanding Existing Loans and Existing Holder Fundings on such date, and relating to the Transaction Expenses and other fees, expenses and disbursements payable by the Lessor pursuant to
SECTION 9.1(A) with invoices (in form and substance reasonably acceptable to the Agent and the Lessor) for such Transaction Expenses and other fees, expenses and disbursements attached to such Requisition, (b) each Property Closing Date relating to each Acquisition Funding pursuant to SECTION 5.3 and (c) each date of a Construction Funding pursuant to SECTIONS 5.4 OR 5.5.

         SECTION 5. FUNDINGS; REPORTING REQUIREMENTS ON COMPLETION DATE; CONSTRUCTION AGENT DELIVERY OF NOTICES; INCREASE IN COMMITMENTS AND HOLDER COMMITMENTS; IMPROVEMENTS ON COMPLETED PROPERTY; INTERCREDITOR AGREEMENT.

         5.1. GENERAL. To the extent funds have been made available to the Lessor as Loans by the Lenders and Holder Fundings by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Fundings relating to a Property, in each case to the extent accrued

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under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Basic Rent Commencement Date with respect to such Property,
(ii) at the direction of the Construction Agent to acquire Properties (including Equipment) in accordance with the terms of this Agreement, the Agency Agreement, the Lease and the other Operative Agreements, (iii) to make advances to the Construction Agent to permit the testing, engineering, installation, development, construction, modification, design and renovation, as applicable, of Improvements and Equipment in accordance with the terms of the Agency Agreement, the Lease and the other Operative Agreements, (iv) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under SECTIONS 9.1(A) AND (B), and (v) to repay the outstanding principal amount of Existing Loans and Existing Holder Fundings.

         5.2.     PROCEDURES FOR FUNDING.

                  (a) The Construction Agent shall designate the date for Fundings hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than one
         (1) Funding may be requested during any calendar month other than Acquisition Fundings for New Properties. Not less than (i) one (1) Business Day prior to the date of any requested Base Rate Funding or
         (ii) three (3) Business Days prior to the date of any requested Eurodollar Funding, the Construction Agent shall deliver to the Lessor and the Agent, (A) with respect to the Initial Closing Date and each Property Closing Date, a Requisition as described in SECTION 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Lessor and the Agent) and (B) with respect to each Construction Funding, a Requisition identifying (among other things) the Property to which such Work relates. Each such Requisition (other than a Requisition for an Acquisition Funding) shall be delivered to the Lessor and the Agent on a date between (and including) the first
         (1st) and the fifteenth (15th) day of a calendar month.

                  (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Fundings and that the Lenders make Loans to the Lessor for repayment of Existing Loans and Existing Holder Fundings or the payment of the Property Acquisition Costs (in the case of an Acquisition Funding) or other Property Costs, including the cost of Improvements (in the case of a Construction Funding) that have previously been incurred and were not subject to a prior Requisition, in each case as specified in the Requisition.

                  (c) Subject to the terms and conditions of the Credit Agreement and the Trust Agreement and subject to the satisfaction of the conditions precedent set forth in SECTIONS 5.3, 5.4 or 5.5, as applicable, on each Property Closing Date or the date on which the Construction Funding is to be made, as applicable,

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                           (i) the Lenders shall make Loans to the Lessor in an
                  aggregate amount equal to 97% of the sum of (A) the Requested Funds specified in any Requisition, (B) any additional amount of Transaction Expenses and other fees, taxes, expenses and disbursements (as described in SECTION 9.1(A) AND 9.1(B)) (unless such funding of fees, taxes, expenses, disbursements or Transaction Expenses is declined in writing by each Lender and each Holder, such decision to be in the sole discretion of each Lender and each Holder), and (C) any additional amount respecting any indemnity payment (as described in SECTION 13.5) (unless such indemnity payment is declined in writing by each Lender and each Holder, in the sole discretion of each Lender and each Holder) -- up to an aggregate principal amount equal to the Available Commitments (such Loans to be apportioned 87% to Series A Loans and 10% to Series B Loans);

                           (ii) each Holder shall make a pro rata Holder Funding
                  based on its Holder Commitment in an amount such that the aggregate of all Holder Fundings at such time shall be 3% of the sum of (A) the Requested Funds specified in any Requisition, (B) any additional amount of Transaction Expenses and other fees, taxes, expenses and disbursements (as described in SECTION 9.1(A) AND 9.1(B)) (unless such funding of fees, taxes, expenses, disbursements or Transaction Expenses is declined in writing by each Lender and each Holder, such decision to be in the sole discretion of each Lender and each Holder), and (C) any additional amount respecting any indemnity payment (as described in SECTION 13.5) (unless such indemnity payment is declined in writing by each Lender and each Holder, in the sole discretion of each Lender and each Holder) -- provided no such Holder Funding shall exceed such Holder's pro rata share of the Available Holder Commitments; and

                           (iii) the total amount of such Loans and Holder
                  Fundings made on such date shall (w) be used by the Lessor to pay the Property Acquisition Costs within three (3) Business Days of the receipt by the Lessor of such Funding (in the case of a Property Closing Date), (x) be used by the Lessor on the date of such Funding to pay interest regarding the Loans relating to a Property and to pay the Holder Yield regarding the Holder Fundings relating to a Property, in each case to the extent accrued under the Credit Agreement or Trust Agreement (as the case may be) during the period prior to the Completion Date with respect to such Property, (y) be used by the Lessor to pay Transaction Expenses, fees, taxes, expenses, other disbursements and indemnities to the extent permitted under SECTIONS 5.3, 5.4, 5.5, 9.1(A), 9.1(B) OR 13.5 (as applicable), or (z) be disbursed by the Lessor, on the date of such Funding, to the Construction Agent or the Lessee to pay Property Costs, as applicable. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

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         5.3. CONDITIONS TO THE HOLDERS' AND THE LENDERS' OBLIGATIONS TO ADVANCE
FUNDS ON THE INITIAL CLOSING DATE OR FUNDS FOR THE ACQUISITION OF PROPERTY.

                  (a) The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor on the Initial Closing Date for the purpose of (1) providing funds to the Lessor necessary to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under SECTION 9.1 of this Agreement and (2) repaying to the respective Existing Lender or Existing Holder, the entire outstanding principal amount of each Existing Loan and each Existing Holder Funding, are subject to the prior or contemporaneous satisfaction or waiver of the following conditions precedent:

                               (i) the correctness in all material respects on
                      such date of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

                               (ii) the performance in all material respects by
                      the Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements which covenants are to be performed by them on or prior to such date;

                               (iii) the satisfaction of all conditions to any
                      such Holder Funding or Loan set forth in any Operative Agreement;

                               (iv) the Agent and the Owner Trustee shall have
                      received a fully executed copy of a counterpart of the respective Requisition, appropriately completed;

                               (v) the Agent shall have received (in form and
                      substance satisfactory to the Agent and the Majority Financing Parties) fully executed originals of Operative Agreements and the Intercreditor Agreement;

                               (vi) the Agent shall have received (in form and
                      substance satisfactory to the Agent) fully-executed originals of all documents (including without limitation modifications of existing mortgages, deeds of trust, financing statements, lease supplements, and memoranda of leases) deemed necessary by the Agent to continue the perfection and priority of any liens on any Existing Properties or any other collateral securing any obligations under any Operative Agreement, PROVIDED THAT (in the case of memoranda of leases for any Property located in Florida) the Agent may require fully-executed originals of a memorandum of lease without explicit mortgage-granting provisions (the "SHORTER MEMORANDUM") as well as a memorandum of lease with explicit mortgage-granting provisions (the "LONGER MEMORANDUM"), and so long as Tech Data continues to receive an Investment Grade Rating from either Moody's or S&P, the Agent may record the Shorter Memorandum but

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                      PROVIDED FURTHER THAT if at any time Tech Data does not
                      maintain an Investment Grade Rating from at least one of Moody's or S&P, then the Agent may record the Longer Memorandum with respect to such Property, and Lessee shall, immediately upon demand therefor, pay (or reimburse the Agent for) all costs (including without limitation any documentary stamp taxes, intangibles taxes, filing fees or other amounts) that may be required in connection therewith;

                               (vii) the repayment to the respective Existing
                      Lender or Existing Holder all accrued and unpaid interest on any Existing Loan and all accrued and unpaid Holder Yield on any Existing Funding (together with any applicable compensation for break funding costs); and

                               (viii) no Lease Default or Lease Event of Default
                      under any of the Operative Agreements shall have occurred after giving effect to the Funding requested by such Requisition.

                  (b) The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by Lessor under SECTION 9.1 (B) of this Agreement and to acquire a New Property, are subject to the prior or contemporaneous satisfaction or waiver of the following conditions precedent:

                             (i) the correctness in all material respects on
                  such Property Closing Date of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

                            (ii) the performance in all material respects by the
                  Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements which covenants are to be performed by them on or prior to each such Property Closing Date;

                            (iii) the satisfaction of all conditions to any such
                  Holder Funding or Loan set forth in any Operative Agreement;

                            (iv) the Agent and the Owner Trustee shall have
                  received a fully executed copy of a counterpart of the respective Requisition, appropriately completed;

                            (v) title to each Property being acquired on such
                  Property Closing Date shall conform to the representations and warranties set forth in SECTION 8.1(C) hereof;

                            (vi) the Construction Agent shall have delivered to
                  the Lessor a copy of the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any) with respect to the Land, and a copy of the Bill of Sale with respect to the Equipment, in each case for such of the foregoing as are being acquired on such Property Closing Date; and such Land and existing Improvements shall be located in an Approved Country;

                            (vii) there shall not have occurred and be
                  continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements shall have occurred after giving effect to the Funding requested by such Requisition;

                            (viii) the Construction Agent shall have delivered
                  to the Agent and the Owner Trustee, title insurance commitments to issue policies in favor of the Owner Trustee and the Agent with respect to each Property being acquired on such Property Closing Date, such policies being in form and substance reasonably acceptable to the Owner Trustee, the Agent and the Majority Financing Parties with such title exceptions thereto as are reasonably acceptable to the Owner Trustee and the Agent; and the Construction Agent shall deliver to the Owner Trustee and the Agent, as soon as possible after such Property Closing Date, the final title insurance policies for each such Property, taking no specific exception for any Lien filed on account of materials furnished or labor performed in connection with the Property, and otherwise showing no additional exceptions to coverage;

                            (ix) the Construction Agent shall have delivered to
                  the Agent and the Owner Trustee a "Phase I" environmental site assessment with respect to each such Property, prepared by an independent recognized professional reasonably acceptable to the Agent, the Owner Trustee and the Majority Financing Parties and in a form and substance that is reasonably acceptable to the Agent, the Owner Trustee and the Majority Financing Parties;

                             (x) the Construction Agent shall have delivered to
                  the Agent and the Owner Trustee a survey of each such Property, prepared by an independent recognized professional meeting the then current minimum standard detail requirements for American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) Land Title Surveys certified to the Agent and otherwise reasonably acceptable to the Agent;

                            (xi) the Construction Agent shall have caused to be
                  delivered to the Agent and the Owner Trustee a legal opinion (in form and substance reasonably satisfactory to the Agent, the Owner Trustee and the Majority Financing Parties) from counsel located in the state where each such Property is located or, if the Agent and the Owner Trustee have previously received an opinion from counsel in such state, the Agent and the Owner Trustee (in their discretion) may accept an update or a reaffirmation of the previous opinion, in each case addressed to each Lender;

                           (xii) the Owner Trustee, the Agent and the Majority
                  Financing Parties shall be satisfied, in their sole discretion, that the acquisition or ground leasing of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not adversely affect in any material respect the rights of the Owner Trustee, the Holders, the Agent or the Lenders under or with respect to the Operative Agreements in effect as of such Property Closing Date (it being understood and acknowledged that the Agent and the Owner Trustee may require that the Construction Agent deliver an acceptable legal opinion in connection with this condition);

                           (xiii) the Construction Agent shall have determined
                  (as set forth in the related Requisition) that such Property is appropriate for its business operations; and the Agent and the Majority Financing Parties shall have consented to the Lessor's acquisition of such Property, which consent (subject to clause (xii) above) shall not be unreasonably withheld or delayed;

                           (xiv) the Construction Agent shall have delivered to
                  the Agent and the Owner Trustee, respecting each such Property, invoices for the various Transaction Expenses and other fees, expenses and disbursements referenced in SECTION
                  9.1 (A) OR (B) of this Agreement;

                            (xv) the Lessor shall have delivered to the Agent a
                  Mortgage Instrument and Lender Financing Statements (or, in the case of any Existing Property, modifications of existing mortgage instruments, deeds of trust or financing statements) with respect to each such Property in a form reasonably acceptable to the Agent and Lessee;

                           (xvi) in the case of each Property located in the
                  United States, the Construction Agent shall have delivered to the Lessor with respect to each such Property, a Lease Supplement and a memorandum (or, in the case of any Existing Property, modifications of any existing lease supplement or memorandum of lease) regarding the Lease and such Lease Supplement (such memorandum with respect to New Properties to be substantially in the form attached to the Lease as Exhibit B and in each case in form suitable for recording), PROVIDED THAT (in the case of memoranda of leases for any Property located in Florida) the Agent may require fully-executed originals of a memorandum of lease without explicit mortgage-granting provisions (the "SHORTER MEMORANDUM") as well as a memorandum of lease with explicit mortgage-granting provisions (the "LONGER MEMORANDUM"), and so long as Tech Data continues to receive an Investment Grade Rating from either Moody's or S&P, the Agent may record the Shorter Memorandum; but PROVIDED FURTHER THAT if at any time Tech Data does not maintain an Investment Grade Rating from at least one of Moody's or S&P, then the Agent may record the Longer Memorandum with respect to such Property, and Lessee shall, immediately upon demand therefor, pay (or reimburse the Agent for) all costs (including without limitation any documentary stamp taxes, intangibles taxes, filing fees or other amounts) that may be required in connection therewith;

                           (xvii) in the case of each Property located outside
                  the United States, the Construction Agent shall have delivered to the Lessor such other documents as may be necessary or appropriate to perfect and secure the priority of the Liens of the Lessor and the Agent on such Property (such documents to be in form and substance satisfactory to the Agent and the Lessor);

                           (xviii) the Construction Agent shall have delivered
                  to the Lessor with respect to each such Property Lessor Financing Statements (or, in the case of any Existing Property, modifications of existing financing statements) executed by the Lessee and the Lessor;

                           (xix)if any such Property is subject to a Ground
                  Lease, the Construction Agent shall have caused a lease memorandum (or modification of existing lease memorandum), or in the case of Property located outside the United States, such other documents as the Agent may require, (in each case, in form and substance satisfactory to the Agent) to be delivered to the Agent for such Ground Lease;

                            (xx) counsel for the ground lessor of each such
                  Property subject to a Ground Lease shall have issued to the Lessor, the Agent and the Holders, an opinion satisfactory to the Agent and the Majority Financing Parties;

                           (xxi) all necessary (or in the reasonable opinion of
                  the Owner Trustee, the Agent, or their respective counsel, advisable) Governmental Actions, in each case required by any law or regulation enacted, imposed or adopted on or prior to each such date or by any change in facts or circumstances on or prior to each such date, shall have been obtained or made and be in full force and effect;

                           (xxii) the Construction Agent shall cause (i) Uniform
                  Commercial Code lien searches, tax lien searches and judgment lien searches regarding each of the Lessee and the Lessor to be conducted (and copies thereof to be delivered to the Agent and the Owner Trustee) in the state and county (or other jurisdiction) in which such Property is located (or any other jurisdiction reasonably requested by the Agent), by a nationally recognized search company acceptable to the Owner Trustee and the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Owner Trustee or the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Owner Trustee and the Agent;

                           (xxiii) the Agent shall have received an Appraisal
                  for such Property (which Appraisal is in form and substance satisfactory to the Agent and the Majority Financing Parties) showing that such Property has a value at least equal to ninety percent (90%) of the expected total Property Cost of such Property and all Improvements constructed or expected to be constructed thereon (based on a Construction Budget satisfying the requirements of Section 5.4(e)); and

                           (xxiv) in the case of any Property located in a
                  country other than the United States (a "Foreign Country"), the Owner Trustee, the Agent and the Majority Financing Parties shall be satisfied, in their sole discretion, after such review and analysis of any applicable Laws (including without limitation any applicable Laws of such Foreign Country relating to creditors' rights and remedies, lending, leasing, bankruptcy, insolvency, real property, personal property, creation and priority of Liens, and liability and Environmental Laws) as they may deem appropriate, that the rights, Liens and remedies of the Owner Trustee, any Financing Parties or the Agent under the Operative Agreements or otherwise shall not be adversely affected (and the obligations and potential or actual liabilities of the Owner Trustee, any Financing Parties or the Agent shall not be increased) by the fact that such Property is located in such Foreign Country (it being understood and acknowledged that the Agent and the Owner Trustee may require the Construction Agent to deliver legal opinions acceptable to the Owner Trustee, the Agent and the Majority Financing Parties in connection with this condition).

For purposes of determining compliance with the conditions specified in SUBSECTIONS 5.3(A) AND 5.3(B), each Lender and Holder that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Agent to such Lender or Holder, respectively, for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender or Holder.

         5.4. CONDITIONS TO THE HOLDERS' AND THE LENDERS' OBLIGATIONS TO MAKE CONSTRUCTION FUNDINGS FOR THE COMMENCEMENT OF CONSTRUCTION OF ANY IMPROVEMENTS. The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by Lessor under SECTION 9.1(B) of this Agreement, to make an advance for the commencement of construction of any Improvements or the acquisition or installation of Equipment with respect to an Incomplete Existing Property or a New Property, or to pay interest regarding the Loans relating to an Incomplete Existing Property or a New Property and to pay the Holder Yield regarding the Holder Fundings relating to an Incomplete Existing Property or a New Property, in each case regarding such interest and Holder Yield to the extent accrued and payable under the Credit Agreement or Trust Agreement (as the case may be), in each case during the period prior the Completion Date for such Property, are subject to the satisfaction or waiver of the following conditions precedent:

                  (a) the correctness in all material respects on the date of such Holder Fundings and Loans of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

                  (b) the performance in all material respects by the Construction Agent and the Lessee of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

                  (c) the satisfaction of all conditions to any such Holder Funding or Loan set forth in any Operative Agreement;

                  (d) the Agent and the Owner Trustee shall have received a copy of a fully executed counterpart of the respective Requisition appropriately completed, together with copies of all Bills of Sale with respect to any Equipment acquired as a part of any Improvements;

                  (e) with respect to each Initial Construction Funding, the Agent and the Owner Trustee shall have received a copy of the Construction Budget for the completion of the Improvements to which such Funding relates, which Construction Budget shall indicate a total Property Cost for such Property (including, without limitation, the Improvements, the Land on which such Improvements are to be constructed and any Equipment located at such Property) of not more than $50,000,000 and not less than $2,500,000;

                  (f) with respect to each Initial Construction Funding, (i) the title insurance commitments to issue policies (and any policies) delivered in connection with the requirements of SECTION 5.3(B)(VIII) shall provide (or shall be endorsed and down-dated, in a manner satisfactory to the Agent, to provide) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (e) above (and in any event no less than the total actual Property Cost after giving effect to such Funding), taking no specific exception for any Lien filed on account of materials furnished or labor performed in connection with the Property, and otherwise showing no title change or any additional exceptions to coverage not approved by the Agent; and (ii) all necessary recording fees, documentary stamp taxes or similar amounts will be paid in connection with the related Mortgage Instrument in an amount sufficient to cover such maximum total Property Cost;

                  (g) there shall not have occurred and be continuing any Lease Default or Lease Event of Default, and no Lease Default or Lease Event of Default will have occurred after giving effect to the Funding requested by such Requisition;

                  (h) with respect to each Initial Construction Funding, based upon Construction Budgets which satisfy the requirements of subparagraph (e) above, the Available Commitment and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements; and

                  (i) the Construction Agent shall have determined (as set forth in the related Requisition) that such Improvements are appropriate to its business; and the Agent shall have consented to such Improvements, which consent shall not be unreasonably withheld or delayed.

         5.5. CONDITIONS TO THE HOLDERS' AND THE LENDERS' OBLIGATIONS TO MAKE CONSTRUCTION FUNDINGS FOR THE ONGOING CONSTRUCTION ON ANY PROPERTY PRIOR TO THE CONSTRUCTION PERIOD TERMINATION DATE. The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor (i) in connection with all subsequent requests for Fundings to pay the Transaction Expenses, fees, expense and other disbursements payable by Lessor under SECTION 9.1(B) of this Agreement, (ii) to pay interest regarding the Loans relating to an Incomplete Existing Property or a New Property and to pay the Holder Yield regarding the Holder Fundings relating to an Incomplete Existing Property or a New Property, in each case regarding such interest and Holder Yield to the extent accrued and payable under the Credit Agreement or Trust Agreement (as the case may be), during the period prior to the Completion Date for such Property, and (iii) to pay for the construction of Improvements or the acquisition or installation of Equipment with respect to an Incomplete Existing Property or a New Property, in each case prior to the Completion Date for such Property, are subject to the satisfaction or waiver of the following conditions precedent:

                  (a) the correctness in all material respects on the date of such Holder Fundings and Loans of the representations and warranties of the Owner Trustee, the Construction Agent, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

                  (b) the performance in all material respects by the Construction Agent and the Lessee hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to each such date;

                  (c) the satisfaction of all conditions to any such Holder Funding or Loan set forth in any Operative Agreements;

                  (d) the Agent and the Owner Trustee shall have received a copy of a fully executed counterpart of the respective Requisition, appropriately completed;

                  (e) there shall not have occurred and be continuing any Lease Default or Lease Event of Default under any of the Operative Agreements, and no Lease Default or Lease Event of Default will have occurred after giving effect to the Construction Funding requested by such Requisition;

                  (f) (with respect to each Construction Funding) based upon Construction Budgets which satisfy the requirements of SECTION 5.4(E) of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements; and

                  (g) with respect to each Construction Funding, the title insurance commitments to issue policies (or any policies) delivered in connection with the requirements of SECTION 5.3(B)(III)) shall provide (or shall be endorsed and down-dated, in a manner satisfactory to the Agent, to provide) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in

         SECTION 5.4(E) (and in any event no less than the total actual Property Cost after giving effect to such Funding), taking no specific exception for any Lien filed on account of materials furnished or labor performed in connection with the Property, and otherwise showing no title change or any additional exceptions to coverage not approved by the Agent.

         5.6. REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE. On the Completion Date for any Incomplete Existing Property or any New Property, the Construction Agent shall deliver to the Agent, and the Owner Trustee an Officer's Certificate in the form attached hereto as EXHIBIT B specifying (a) the Completion Date for the construction of Improvements at the Property, (b) the aggregate Property Cost for the Property and (c) if any of the Property consists of Tangible Personal Property, a separate statement of the Property Cost attributable to such Tangible Personal Property. Such Officer's Certificate shall also include, in form and in detail reasonably acceptable to the Agent and the Holders, a summary of the Property Cost figures and a certification to the effect that all Improvements have been made in accordance with all applicable material Legal Requirements, in a good and workmanlike manner and otherwise in substantial compliance with the standards and practices of the Construction Agent with respect to similar properties and improvements owned by the Construction Agent, and that no consent or approval of any Person is required for such Improvements except for consents and approvals which have already been obtained. Furthermore, (i) on the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered originals of the following to the Agent (and copies thereof to the Owner Trustee) each of which shall be in a form reasonably acceptable to the Agent: (1) insurance certificates with respect to the Property as required under the Lease Agreement, and (2) if requested by the Agent or the Owner Trustee, amendments or modifications to the Lender Financing Statements or the Lessor Financing Statements executed by the Lessee and the Lessor; and (ii) within ninety (90) days after the Completion Date for each such Property, the Construction Agent shall deliver or cause to be delivered originals of the following to the Agent (and copies thereof to the Owner Trustee) each of which shall be in a form reasonably acceptable to the Agent (and, in the case of the endorsement of title insurance policy, the Majority Financing Parties): (1) a final as-built survey for the applicable Property, (2) an endorsement of the title insurance policy regarding such Property, amending the effective date of such policy to the date of such endorsement and taking no exception for any Lien on account of materials furnished or labor performed in connection with the Property, and otherwise showing no title changes or any additional exceptions to coverage that have not been approved by the Agent, and (3) the final Plans and Specifications for such Property, PROVIDED THAT the Agent (in its sole discretion) may extend such ninety-day period for up to an additional sixty (60) days. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts paid or required to be paid in connection with the related Mortgage Instrument shall be in an amount required by applicable law.

         5.7. CONSTRUCTION AGENT DELIVERY OF ALLOCATION NOTICE AND CONSTRUCTION BUDGET MODIFICATIONS. The Construction Agent covenants and agrees to deliver (i) to the Agent at least five (5) Business Days before any Scheduled Interest Payment Date during the Commitment Period the Allocation Notice referred to in the first sentence of SECTION 2.3(B) of the Credit Agreement, and (ii) to the Agent and the Owner Trustee each month any modification to any

Construction Budget regarding any Property; provided, no Construction Budget may be amended unless (a) the title insurance policies referenced in SECTION 5.3(B)(VIII) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of SECTION 5.4(F)(I) of this Agreement and, if necessary, any additional recording fees, documentary stamp taxes or similar amounts paid in connection with the related Mortgage Instrument in an amount sufficient to comply with the requirements of SECTION 5.4(F)(II), and (b) after giving effect to any such amendment the Construction Budget remains in compliance with the requirements of SECTION 5.4(E) of this Agreement. Any amendment to the Construction Budget is also subject to the requirements of the Agency Agreement.

         5.8. INSPECTION OF DOCUMENTS; HOLD HARMLESS; REMOVAL OF PROPERTIES. Any document or item (including without limitation any environmental report) delivered to the Agent shall be available for inspection at any time during ordinary business hours upon reasonable notice by any Lender or Holder. Without limiting the generality of SECTION 7 of the Credit Agreement, the Agent shall not incur any liability to any Lender, any Holder, the Owner Trustee or any other Person (and each Lender, each Holder, the Owner Trustee, the Lessee and the Construction Agent hereby holds the Agent harmless from any such liability) as a result of any such document or item, any information contained therein, the failure to receive any such document, or the Agent's approval of any Property. In the event the Majority Financing Parties determine that any environmental site assessment reveals an Environmental Violation and they or the Agent so notify the Lessee, then the Lessee shall remedy or purchase such Property in accordance with SECTIONS 15.2, 16.1 AND 16.2 of the Lease, provided that if the Property is a Construction Period Property, the Construction Agent shall be responsible for such remedy or purchase.

         5.9. UNILATERAL RIGHT TO INCREASE THE COMMITMENTS AND THE HOLDER COMMITMENTS. Notwithstanding any other provisions of any Operative Agreement or any objection by any Person including without limitation any objection by the Lessee, the Construction Agent or any Guarantor, (a) each Holder, in its sole discretion, may unilaterally elect to increase its Holder Commitment in order to fund amounts due and owing pursuant to SECTIONS 9.1(A), 9.1(B), 9.3 or 13.5 hereof or SECTION 2.1(C), 2.1(F), 2.1(G) or 2.3 of the Agency Agreement and (b) each Lender, in its sole discretion, may unilaterally elect to increase its Commitments in order to fund amounts due and owing pursuant to SECTIONS 9.1(A), 9.1(B), 9.3 or 13.5 or SECTION 2.1(C), 2.1(F), 2.1(G) or 2.3 of the Agency
Agreement; PROVIDED, HOWEVER, that Lessee shall pay (or shall cause the Lessor to pay) upon demand of all costs and other amounts arising under SECTION 13.3(B) hereof as a result of the increase of any Commitment or Holder Commitment of any Lender or Holder on a date other than the last day of the applicable Interest Period with respect to any then-outstanding Eurodollar Loan or Eurodollar Holder Funding.

         5.10. FUNDING OF ADDITIONAL IMPROVEMENTS FOR A COMPLETED PROPERTY. If Completion has occurred for a Property (the "ORIGINAL PROPERTY"), the Owner Trustee (or the Construction Agent on its behalf) may request, and (subject to satisfaction of the conditions for Fundings as set forth in the Operative Agreements) the Lender and Holders shall make, additional Fundings to construct additional Improvements (the "ADDITIONAL IMPROVEMENTS") (including without limitation an expansion adjacent to the original Improvements) on any remaining undeveloped Land in such Property; PROVIDED THAT

                  (a) during the Construction Period for such Additional Improvements, except as set forth in clause (c) below, the Additional Improvements shall be deemed (for the purposes of the Operative Documents) to be a distinct Property separate from the Original Property, and all Land and Equipment included in the Original Property (including any Land underlying any Additional Improvements) shall be deemed to be part of the Original Property;

                  (b) commencing on the Completion Date for the Additional Improvements, the Original Property and the Additional Improvements shall together be deemed to be one Property (the "Final Property") for all purposes of the Operating Agreements;

                  (c) notwithstanding clause (a) above, for the purposes of any rights or obligations of the Lessee, any Alternative Lessee, the Construction Agent or any other Person to purchase or to cause the sale or purchase of any Property pursuant to any Operative Agreement, the Original Property and the Additional Improvements shall together be considered one Property, and neither the Lessee nor any Alternative Lessee or the Construction Agent may exercise any right or option to purchase the Original Property separate from the Additional Improvements, or to purchase the Additional Improvements separate from the Original Property; and

                  (d) without limiting the generality of the foregoing, during the Construction Period for the Additional Improvements, the Improvements in the Original Property shall continue to be usable (and shall be occupied and used by the Lessee) for its ordinary business purposes in accordance with all Legal Requirements, and (without limiting any other obligation of the Lessee), the Lessee shall continue to pay Basic Rent with respect to the Original Property in accordance with the terms of the Lease.

         5.11. INTERCREDITOR AGREEMENT. Notwithstanding anything to the contrary herein or in the Operative Agreements, in the event that Lessee or any Subsidiary shall issue any Senior Parity Debt or enter into the Amended Tech Data Credit Agreement, Administrative Agent is authorized, without the consent of the Lenders, to enter into one or more intercreditor agreements or other similar arrangements with the Senior Parity Debt Holders and the lenders party to the Amended Tech Data Credit Agreement (or the agents on behalf of such lenders or Senior Parity Debt Holders) in order to effectuate pari passu status between the obligations of the Lessee and Construction Agent under the Operative Agreements, such Senior Parity Debt, and the obligations under the Amended Tech Data Credit Agreement. At the election of the Lessee, Senior Parity Debt and the Amended Tech Data Credit Agreement may either (i) benefit from a guaranty of payment by Domestic Subsidiaries, or (ii) have the benefit of a pledge of 65% of the voting securities or other interests having ordinary voting power and 100% of the other securities of or other ownership interests in each Direct Foreign Subsidiary that is a Significant Subsidiary, or (iii) both of the foregoing. Administrative Agent and Collateral Agent shall take all such further actions as are necessary to effectuate the transactions contemplated by this SECTION 5.11, all at the sole expense of Lessee.

         SECTION 6.  CONDITIONS OF THE INITIAL CLOSING.

         6.1. CONDITIONS TO THE LESSOR'S AND THE HOLDERS' OBLIGATIONS. The obligations of the Lessor and the Holders to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, are subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Initial Closing Date and (iv) the satisfaction, or waiver by the Lessor and the Holders, of all of the following conditions on or prior to the Initial Closing Date:

                  (a) Each of the Operative Agreements to be entered into as of the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor or such Holder, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which it shall have received specimens). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in SECTION 6.1(G) hereof;

                  (b) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provision for such payment shall have been made to the reasonable satisfaction of the Lessor and the Agent;

                  (c) No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

                  (d) In the reasonable opinion of the Lessor and the Holders and their counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Lessor or the Holders to any materially adverse regulatory prohibitions or constraints;

                  (e) The Lessor and the Agent shall each have received (with a copy to each of the Financing Parties) an Officer's Certificate of the Lessee, dated as of the Initial

         Closing Date, in the form attached hereto as EXHIBIT D or in such other form as is reasonably acceptable to such parties stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date; (ii) no Lease Default or Lease Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (f) The Lessor and the Agent shall each have received (with a copy to each of the Financing Parties) (i) a certificate of the Secretary or an Assistant Secretary of each of the Lessee and each Guarantor and each other Credit Party in the form attached hereto as EXHIBIT E or in such other form as is reasonably acceptable to such parties attaching and certifying as to (A) the resolutions of the Board of Directors of Lessee or such Guarantor (as the case may be) duly authorizing the execution, delivery and performance by Lessee or such Guarantor (as the case may be) of each of the Operative Agreements to which it is or will be a party, (B) its certificate of incorporation and by-laws, in each case certified as of a recent date by the Secretary of State of the State of its incorporation, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate officer of each state in which it is required to be qualified to do business as to its good standing in such state;

                  (g) Counsel for the Lessee and the Guarantors reasonably acceptable to the other parties hereto shall have issued to the Lessor, the Agent, the Lenders and the Holders an opinion in the form attached hereto as EXHIBIT C or in such other form as is reasonably acceptable to such parties; and

                  (h) As of the Initial Closing Date, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Lessee from that set forth in the audited financial statements of the Lessee dated January 31, 2000.

         6.2. CONDITIONS TO THE LESSEE'S OBLIGATIONS. The obligation of the Lessee to execute and deliver the Operative Agreements to which it is a party as of the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Initial Closing Date:

                  (a) Each of the Operative Agreements to be entered into as of the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and no Default, other than Defaults of the Lessee, shall exist thereunder, and the Lessee shall have received a fully executed copy of each of the Operative Agreements (other than Notes of which it shall have received a specimen);

                  (b) In the reasonable opinion of the Lessee and its counsel, the transactions contemplated by the Operative Agreements do not violate any material Legal Requirements and will not subject Lessee to any materially adverse regulatory prohibitions or constraints;

                  (c) No action or proceeding shall have been instituted nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

                  (d) The Lessee and the Agent shall each have received (with a copy to each of the Financing Parties) an Officer's Certificate of the Lessor dated as of such Closing Date in the form attached hereto as EXHIBIT F or in such other form as is reasonably acceptable to Lessee and the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (e) The Lessee and the Agent shall each have received (with a copy to each of the Financing Parties) (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to Lessee and the Agent, attaching and certifying as to (A) the signing resolutions, (B) its articles of incorporation or other equivalent charter documents, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the state of incorporation of the Trust Company; and

                  (f) Counsel for the Lessor acceptable to the other parties hereto shall have issued to the Holders, the Lenders and the Agent an opinion in the form attached hereto as EXHIBIT H or in such other form as is reasonably acceptable to such parties.

         6.3. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligation of the Agent to consummate the transactions contemplated by this Agreement, including the obligation to execute and deliver each of the Operative Agreements to which it is a party as of the Initial Closing Date, is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction, or waiver by the Agent, of all of the following conditions on or prior to the Initial Closing Date:

                  (a) Each of the Operative Agreements to be entered into as of the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Agent, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Agent shall have received a fully executed copy of each of the Operative Agreements (including the Notes). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessor's counsel to render its opinion referred to in SECTION 6.2(F) hereof;

                  (b) The satisfaction of each of the conditions set forth in SECTIONS 6.1(B), (C), (E), (F) AND (H) and SECTIONS 6.2(D), (E) AND (F) hereof; and

                  (c) In the reasonable opinion of the Agent, the Majority Financing Parties and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate any Legal Requirements and do not and will not subject the Agent or any Financing Party to any adverse regulatory prohibitions or constraints.

         SECTION 7.  REPRESENTATIONS AND WARRANTIES ON THE INITIAL CLOSING DATE.

         7.1. REPRESENTATIONS AND WARRANTIES OF THE CONSTRUCTION AGENT AND THE LESSEE. Effective as of the Initial Closing Date, Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:

                  (a) Each of the Construction Agent and the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; each of their Subsidiaries (except for any Person that became a Subsidiary since the delivery of the most recent Compliance Certificate (defined below)) is listed on Schedule 5 hereto or in the most recent financial covenant compliance certificate (each, a "COMPLIANCE CERTIFICATE") that has been delivered to the Agent, the Lender and the Holders pursuant to SECTION 28.2 of the Lease; each Subsidiary of the Lessee or the

         Counteraction Agent is duly organized and validly existing under the laws of the jurisdiction of its organization; and each of the Construction Agent and the Lessee and each of their Subsidiaries is duly qualified to do business in each other jurisdiction where the nature of its business makes such qualification necessary, except where such failure to so qualify would not have a Material Adverse Effect. Each of the Construction Agent, the Lessee and each of their Subsidiaries has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

                  (b) The execution, delivery and performance by each of the Construction Agent, the Lessee and any of their Subsidiaries of this Agreement and the other Operative Agreements to which each is or will be a party have been duly authorized by all necessary corporate action on the part of each of the Construction Agent, the Lessee and each such Subsidiary (including any necessary shareholder action), have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement, decree, judgment or award which is applicable to or binding on the Construction Agent or the Lessee or any of their Subsidiaries, (ii) violate or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of either the Construction Agent or the Lessee or any of their Subsidiaries, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan, credit agreement or other agreement, instrument or document to which either the Construction Agent or the Lessee or any of their Subsidiaries is a party or which is binding on either the Construction Agent or the Lessee or any of their Subsidiaries or any of their respective properties, or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of either of the Construction Agent or the Lessee or any of their Subsidiaries;

                  (c) Each of this Agreement and each other Operative Agreement to which the Construction Agent, the Lessee or any of their Subsidiaries is or will be a party has been, or will be, duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, the legal, valid or binding obligation of the Construction Agent, the Lessee or such Subsidiary, as the case may be, enforceable against it in accordance with the terms thereof, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity). The Construction Agent, the Lessee and each of their Subsidiaries have each executed the various Operative Agreements required to be executed as of the Initial Closing Date;

                  (d) There are no actions, suits or proceedings (including, without limitation, any derivative action) pending or, to the knowledge of either the Construction Agent or the Lessee, threatened with respect to the Construction Agent or Lessee or any of their

         Subsidiaries which, if adversely decided, are reasonably likely to result, either individually or collectively, in a Material Adverse Effect. None of the Construction Agent, the Lessee nor any of their Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 7.3(F), which are required in accordance with GAAP to be reported in such financial statements;

                  (e) No Governmental Action by any Governmental Authority or authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement or (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, in each case, except those which have been obtained and are in full force and effect;

                  (f) The audited consolidated financial statements of each of the Construction Agent and the Lessee as at January 31, 2000, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP and fairly present the financial condition of each of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal year then ended;

                  (g) Since the date of the audited financial statements described in SECTION 7.1(F)(I), there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect;

                  (h) Neither the Construction Agent nor the Lessee knows of any material proposed tax assessments against it or any of its Subsidiaries. No extension of time for assessment or payment of any federal, state or local tax by either the Construction Agent or the Lessee or any of their Subsidiaries is in effect;

                  (i)      ERISA.

                           (A) None of the employee benefit plans maintained at
                  any time by the Construction Agent or the Lessee or any ERISA Affiliate or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA;

                           (B) None of the employee benefit plans maintained at
                  any time by the Construction Agent or the Lessee or any ERISA Affiliate which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated nor has any such employee benefit plan of the Construction Agent or Lessee or any ERISA Affiliate incurred any liability to the PBGC, other than for required insurance premiums which have been paid; neither the Construction Agent nor the Lessee or any ERISA Affiliate has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan; the Construction Agent, the Lessee and the ERISA

                  Affiliates have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Construction Agent nor the Lessee or any ERISA Affiliate has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by the PBGC;

                           (C) The present value of all vested accrued benefits
                  under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by the Construction Agent, the Lessee or any ERISA Affiliate, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                           (D) The consummation of the transactions contemplated
                  by the Operative Agreements will not involve any prohibited transaction under ERISA;

                           (E) To the best of the Construction Agent's and the
                  Lessee's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by the Construction Agent, the Lessee, or any ERISA Affiliate, has been administered in accordance with its terms and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                           (F) There has been no withdrawal liability incurred
                  with respect to any Multi-employer Plan to which the Construction Agent, the Lessee or any ERISA Affiliate is or was a contributor;

                           (G) As used in this Agreement, the terms "employee
                  benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                           (H) Neither the Construction Agent nor the Lessee or
                  any ERISA Affiliate has any liability, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a Material Adverse Effect;

                  (j) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in the Property, subject only to the Permitted Exceptions, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                  (k) Neither the Construction Agent nor the Lessee or any of their Subsidiaries has filed a voluntary petition in bankruptcy or been adjudicated bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, receivership, dissolution or similar relief under any bankruptcy, receivership, insolvency, or other law relating to relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any part of its properties or its interest in any Property. No court of competent jurisdiction has entered an order, judgment, or decree approving a petition filed against the Construction Agent, the Lessee or any of their Subsidiaries seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy, receivership, insolvency or other law relating to relief for debtors, and no other liquidator has been appointed for the Construction Agent, the Lessee or any of their Subsidiaries or all or any part of its properties or its interest in any Property, and no such action is pending. Neither the Construction Agent nor the Lessee or any of their Subsidiaries has given notice to any Governmental Authority or any Person of insolvency or pending insolvency, or suspension or pending suspension of operations;

                  (l) Each of the Construction Agent, the Lessee and their Subsidiaries owns marketable title to, or a subsisting leasehold interest in, all of its Properties free and clear of all Liens, except Permitted Liens;

                  (m) Neither the Construction Agent, the Lessee nor any of their Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended;

                  (n) Neither the Construction Agent, the Lessee nor any of their Subsidiaries is engaged principally in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no part of the proceeds of the Loans or the Holder Fundings will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or maintaining or extending credit to others for such purpose, or for any purpose that violates, or is inconsistent with Regulations T, U, or X of the Federal Reserve Board;

                  (o) Each of the Construction Agent, the Lessee and their Subsidiaries has filed all tax returns and reports required by Law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall in accordance with GAAP have been set aside on its books;

                  (p) To the best of the knowledge of each of the Construction Agent and the Lessee, after inquiry it has deemed appropriate, each of the Construction Agent, the Lessee and their Subsidiaries is in material compliance with all Environmental Laws and Occupational Safety and Health Laws where failure to comply could have a Material Adverse Effect. None of the Construction Agent, the Lessee nor any of their Subsidiaries has received notice of any claims that any of them is not in compliance in all material respects with any Environmental Law where failure to comply could have a Material Adverse Effect;

                  (q) Each of the Construction Agent, the Lessee and their Subsidiaries is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which could have a Material Adverse Effect;

                  (r) All information heretofore or contemporaneously herewith furnished by either the Construction Agent or the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter prepared and furnished by the Construction Agent, the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                  (s) There are no wetlands, tidelands or swamp or overflow lands on any Property that interfere with the intended or expected current or future use of such Property, or that interfere with the value of any such Property; and each of the Construction Agent, the Lessee and each of their Subsidiaries is in compliance with all Environmental Laws relating to any such wetland, tideland or swamp or overflow land on any Property;

                  (t) Except as listed on SCHEDULE 7.1(T), there is no condition arising from or affecting any Property or arising from or affecting any lands nearby or adjacent to any Property that is having or is reasonably likely to have a significant adverse effect upon human health or the environment at such Property or upon the use or value of such Property; and

                  (u) The Lessee and the Construction Agent have done the proper due diligence to determine, and have determined, that there is no reasonable likelihood that any Property will be condemned, taken by eminent domain or otherwise taken by any Governmental Authority.

                  (v) Upon filing of each of the UCC Financing Statements (with respect to each Existing Property) in the filing offices designated by the Construction Agent or the Lessee, such UCC Financing Statements will have been filed with the appropriate

         Governmental Authorities in order to perfect a security interest in each Existing Property (to the extent perfection can be obtained by filing under the UCC);

                  (w) Upon filing in the filing offices designated by the Construction Agent or the Lessee, the Lender Financing Statements, together with an assignment to the Agent of the filed Lessor Financing Statements, will perfect a valid first priority security interest in all Equipment included in any Existing Property and all other collateral described therein in which a security interest or mortgage can be perfected by filing under the UCC, subject only to Permitted Exceptions, and upon filing, the Lessor Financing Statements will protect Lessor's interest under the Lease to the extent the Lease is a security agreement and mortgage;

                  (x) No portion of any Existing Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by any such agency, then flood insurance has been obtained for such Property in accordance with SECTION 14.2(B) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                  (y) The Construction Agent has obtained insurance coverage for each Existing Property which meets the requirements of ARTICLE XIV of the Lease and all of such coverage is in full force and effect;

                  (z) Each Existing Property complies with all Legal Requirements (including, without limitation, all zoning and land use laws and Environmental Laws); and

                  (aa) All utility services and facilities necessary for the construction of the Improvements existing on, or to be constructed after, the Initial Closing Date (including, without limitation, gas, electrical, water and sewage services and facilities) are available at the boundaries of the real property upon which such Improvements exist or will be constructed on each Existing Property prior to the Completion Date for such Property.

                  (bb) All consents, licenses, permits, authorizations, assignments and building permits required as of the Initial Closing Date by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Existing Property have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

                  (cc) The Construction Agent has obtained insurance coverage covering each Incomplete Existing Property which coverage meets the requirements of SECTION 2.6 of the Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect;

                  (dd) The Improvements located or to be located on any Existing Property will comply (or, in the case of any Incomplete Existing Property, will comply as of the

         Completion Date therefor) with all applicable Legal Requirements and Insurance Requirements (including, without limitation, all zoning and land use laws and Environmental Laws). The Plans and Specifications for each Existing Property have been (or, in the case of any Incomplete Existing Property, will be) prepared in accordance with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes), and such Improvements do not and, in the case of any Incomplete Existing Property, upon completion of such Improvements in accordance with the Plans and Specifications, such Improvements will not) encroach in any manner onto any adjoining land (except as permitted by express written easements) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply (and, in the case of each Incomplete Existing Property, such Improvement will comply as of the applicable Completion Date) in all respects with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes). There are (and, in the case of any Incomplete Existing Property, upon completion of such Improvements in accordance with the Plans and Specifications, there will be) no material defects to such Improvements including, without limitation, the plumbing, heating, air conditioning and electrical systems thereof. All water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use are (and, in the case of any Incomplete Existing Property, upon completion of such Improvements in accordance with the Plans and Specifications will be) available pursuant to adequate permits at any Existing Property (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee or the Construction Agent, threatened which adversely affects the title to, or the use, operation or value of, any of the Existing Properties. No fire or other casualty with respect to any of the Existing Properties has occurred which (1) has had a Material Adverse Effect or
         (2) is not fully covered by insurance. All utilities serving the related Existing Properties, or proposed to serve any Incomplete Existing Property in accordance with the Plans and Specifications therefor, are located in (or will be located in) and vehicular access to such Improvements is provided by (or will be provided by), either public rights-of-way abutting the related Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying any Improvements at any Existing Property during the construction of such Improvements and the use and operation of such Improvements following such construction, (ii) the construction of such Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of such Improvements following such construction with the applicable Equipment which such Improvements support for the purposes for which they were intended have been obtained from the appropriate Governmental Authorities or from private parties, as the case may be, or (in the case of any Incomplete Existing Property) will be obtained from the appropriate Governmental

         Authorities or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable; and

                  (ee) The Improvements on each Existing Property are (and, in the case of each Incomplete Existing Property, when completed, the Improvements will be) wholly within any building restriction lines (unless consented to by applicable Government Authorities), however established; and

                  (ff) All Fundings are secured by the Lien of the Security Agreement and the Mortgage Instruments with respect to the Existing Properties, and there have been no Liens against the Improvements on any Existing Property other than Permitted Liens.

         SECTION 8.  REPRESENTATIONS AND WARRANTIES ON FUNDING DATES.

         8.1. REPRESENTATIONS AND WARRANTIES ON PROPERTY CLOSING DATES. The Construction Agent and the Lessee hereby represent and warrant as of each Property Closing Date as follows:

                  (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements (including without limitation the representations and warranty set forth in
         SECTION 7 of this Agreement) are true and correct in all material respects on and as of such Property Closing Date as if made on and as of such date. The Construction Agent, the Lessee and their Subsidiaries are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Funding requested by the Requisition on such Property Closing Date;

                  (b) The Properties to be acquired are being acquired at a price that is not in excess of fair market value and such Properties consist of (i) unimproved Land, or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or will be renovated or modified in accordance with the terms of this Agreement, or (iii) Equipment. Each of the Properties is located at the site set forth on the applicable Requisition, which is in one of the Approved Countries;

                  (c) Upon the acquisition of each Property on such Property Closing Date, and at all times thereafter, the Lessor will have marketable title to such Property, subject only to Permitted Exceptions;

                  (d) The execution and delivery of each Operative Agreement delivered by the Construction Agent, the Lessee or any of their Subsidiaries on such Property Closing Date and the performance of the obligations of the Construction Agent, the Lessee and each of their Subsidiaries under each Operative Agreement have been duly authorized by all requisite corporate action of the Construction Agent or the Lessee, as applicable;

                  (e) Each Operative Agreement delivered on such Property Closing Date by the Construction Agent, the Lessee or any of their Subsidiaries has been duly executed and delivered by the Construction Agent, the Lessee or such Subsidiary;

                  (f) Each Operative Agreement delivered by the Construction Agent, the Lessee or any of their Subsidiaries on such Property Closing Date is a legal, valid and binding obligation of the Construction Agent, the Lessee or such Subsidiary, as applicable, enforceable against the Construction Agent, the Lessee or such Subsidiary, as applicable, in accordance with its respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

                  (g) Upon filing of each of the UCC Financing Statements (with respect to the Property being acquired) in the filing offices designated by the Construction Agent or the Lessee, such UCC Financing Statements will have been filed with the appropriate Governmental Authorities in order to perfect a security interest in the Property described therein (to the extent perfection can be obtained by filing under the UCC);

                  (h) Upon filing in the filing offices designated by the Construction Agent or the Lessee, the Lender Financing Statements, together with an assignment to the Agent of the filed Lessor Financing Statements, will perfect a valid first priority security interest in all Equipment and other collateral described therein in which a security interest or mortgage can be perfected by filing under the UCC, subject only to Permitted Exceptions, and upon filing, the Lessor Financing Statements will protect Lessor's interest under the Lease to the extent the Lease is a security agreement and mortgage;

                  (i) No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by any such agency, then flood insurance has been obtained for such Property in accordance with
         SECTION 14.2(B) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                  (j) The Construction Agent has obtained insurance coverage for each Property being acquired by the Lessor on such Property Closing Date which meets the requirements of ARTICLE XIV of the Lease and all of such coverage is in full force and effect;

                  (k) Each Property being acquired by the Lessor on such Property Closing Date complies with all Legal Requirements (including, without limitation, all zoning and land use laws and Environmental
         Laws); and

                  (l) All utility services and facilities necessary for the construction of the Improvements existing on, or to be constructed after, such Property Closing Date (including, without limitation, gas, electrical, water and sewage services and facilities) are available at the boundaries of the real property upon which such Improvements exist or will be constructed on each such Property prior to the Completion Date for such Property.

         8.2. REPRESENTATIONS AND WARRANTIES UPON INITIAL CONSTRUCTION FUNDINGS. The Construction Agent and the Lessee hereby represent and warrant as of each date on which an Initial Construction Funding is made as follows:

                  (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements (including without limitation the representations and warranties set forth in SECTIONS 7 AND 8.1) are true and correct in all material respects on and as of the date of such Initial Construction Funding as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there does not exist any Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Funding requested by the Requisition on such date;

                  (b) The Lessor has marketable title to each Property, subject only to Permitted Exceptions;

                  (c) Upon filing in the filing offices designated by the Construction Agent or the Lessee, the Lender Financing Statements, together with an assignment of the filed Lessor Financing Statements, will perfect a valid first priority security interest in all the Properties and other collateral described therein in which a security interest can be perfected by filing under the UCC, subject only to Permitted Liens;

                  (d) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Funding is made by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property with respect to which a Funding is being made have been obtained and are in full force and effect, except to the extent that the failure to so obtain would not, individually or in the aggregate, have a Material Adverse Effect;

                  (e) The Construction Agent has obtained insurance coverage covering the Property which is the subject of such Funding which coverage meets the requirements of SECTION 2.6 of the Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect;

                  (f) The Improvements which are the subject of the Funding, as improved in accordance with the Plans and Specifications, will comply as of the applicable Completion Date with all applicable Legal Requirements and Insurance Requirements (including, without limitation, all zoning and land use laws and Environmental Laws). The Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including, without limitation, all applicable

         Environmental Laws and building, planning, zoning and fire codes), and upon completion of such Improvements in accordance with the Plans and Specifications, such Improvements will not encroach in any manner onto any adjoining land (except as permitted by express written easements) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply as of the applicable Completion Date in all respects with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes). Upon completion of such Improvements in accordance with the Plans and Specifications, (i) there will be no material defects to such Improvements including, without limitation, the plumbing, heating, air conditioning and electrical systems thereof and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee or the Construction Agent, threatened which adversely affects the title to, or the use, operation or value of, such Properties. No fire or other casualty with respect to such Properties has occurred which (1) has had a Material Adverse Effect or
         (2) is not fully covered by insurance. All utilities serving the related Properties, or proposed to serve the related Properties in accordance with the Plans and Specifications, are located in (or will be located in) and vehicular access to such Improvements is provided by (or will be provided by), either public rights-of-way abutting the related Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying such Improvements during the construction of such Improvements and the use and operation of such Improvements following such construction, (ii) the construction of such Improvements in accordance with the Plans and Specifications and the Agency Agreement and (iii) the use and operation of such Improvements following such construction with the applicable Equipment which such Improvements support for the purposes for which they were intended have either been obtained from the appropriate Governmental Authorities or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable;

                  (g) When completed, the Improvements shall be wholly within any building restriction lines (unless consented to by applicable Government Authorities), however established;

                  (h) The Funding is secured by the Lien of the Security Agreement and the respective Mortgage Instruments, and there have been no Liens against the applicable Improvements other than Permitted Liens; and

                  (i) All conditions precedent contained in this Agreement and in the other Operative Agreements relating to the Initial Construction Funding have been substantially satisfied.

         8.3. REPRESENTATIONS AND WARRANTIES UPON THE DATE OF EACH CONSTRUCTION FUNDING THAT IS NOT AN INITIAL CONSTRUCTION Funding. The Construction Agent and the Lessee hereby represent and warrant as of each date on which a Construction Funding is made, when such advance is not an Initial Construction Funding, as follows:

                  (a) The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements (including the representations and warranties set forth in SECTIONS 7, 8.1 AND 8.2) are true and correct in all material respects on and as of the date of such Construction Funding as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there does not exist any Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Funding requested by the Requisition on such date;

                  (b) Construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and Legal Requirements, except to the extent noncompliance with any Legal Requirements would not, individually or in the aggregate, have a Material Adverse Effect;

                  (c) All consents, licenses, permits, authorizations, assignments and building permits required as of the date on which such Funding is made by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement for construction, completion, occupancy, operation, leasing or subleasing of each Property have been obtained and are in full force and effect;

                  (d) When completed, the Improvements shall be wholly within any building restriction lines (unless consented to by applicable Government Authorities), however established; and

                  (e) The Funding is secured by the Lien of the Security Agreement and the respective Mortgage Instruments, and there have been no Liens against the applicable Improvements other than Permitted Liens.

         SECTION 9.  PAYMENT OF CERTAIN EXPENSES.

         9.1.     TRANSACTION EXPENSES.

                  (a) Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various outside legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative

         Agreements and incurred in connection with the Initial Closing Date, including all Transaction Expenses (arising in connection with the Initial Closing Date), and all other reasonable fees, expenses and disbursements in connection with the Initial Closing Date, including, without limitation, all fees, taxes and expenses for the recording, registration and filing of documents and (to the extent not paid by Lessee) the cost of all insurance required by the Operative Agreements; PROVIDED, HOWEVER, that the Lessor shall pay such amounts described in this SECTION 9.1(A) only if (i) such amounts are reasonably described in a Requisition delivered on or before such date (or, in the absence of such a Requisition, if requested by the Agent, subject to SECTION 5.2(C)), and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date, after delivery and receipt of the Requisition referenced in SECTION 4.2(A) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Fundings and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this SECTION 9.1(A).

                  (b) Lessor agrees on each Property Closing Date, on the date of any Construction Funding and on the Completion Date to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Property Closing Date, the date of such Funding, or such Completion Date, including all Transaction Expenses (arising with respect to the Initial Closing Date, such Property Closing Date, the date of such Funding or such Completion Date), all fees, expenses and disbursements incurred with respect to the various items referenced in SECTIONS 5.3, 5.4, 5.5 OR 5.6 (including without limitation the cost of any Appraisals or environmental site assessments, any developer's fees, any premiums for title insurance and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Property Closing Date, the date of such Funding or such Completion Date including, without limitation, all expenses relating to and all fees (including brokers' fees), taxes (including any and all stamp, transfer or similar taxes) and expenses for the recording, registration and filing of documents, and all expenses relating to insurance on any Property; PROVIDED, HOWEVER, the Lessor shall pay such amounts described in this SECTION 9.1(B) only if
         (i) such amounts are properly described in a Requisition delivered on the applicable date (or, in the absence of such a Requisition, if requested by the Agent, subject to SECTION 5.2(C)), and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Funding or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Funding and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this SECTION 9.1(B).

         9.2. CERTAIN FEES AND EXPENSES. Lessee agrees to pay or cause to be paid (i) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any necessary co-trustees (including reasonable outside counsel fees and expenses) or any successor owner trustee, for acting as owner trustee under the Trust Agreement, (ii) all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Construction Agent, the Lessee, the Agent, or the Lessor in entering into any future amendments or supplements requested by the Lessee with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto which have been requested by the Lessee, or any purchase of any Property by the Lessee pursuant to ARTICLE XX of the Lease, and
(iii) all costs and expenses (including reasonable counsel fees and expenses) incurred by the Lessor, the Construction Agent, the Lessee, the Holders, the Lenders or the Agent in connection with the enforcement of any Operative Agreement or any exercise of remedies under any Operative Agreement.

         9.3. COMMITMENT FEE AND HOLDER COMMITMENT FEE. From the date hereof through the Construction Period Termination Date, the Lessee, at its option, either (x) shall cause the Lessor to pay (in which case Lessor shall so pay, provided funds are available by the Lenders and Holders through Fundings) as a Transaction Expense, or (y) to the extent such amounts are not otherwise paid by the Lessor, shall timely pay, in either case (a) to the Agent for the pro rata benefit of the Lenders of each Category of Loans based on the Commitment Percentage of each such Lender during the period for which payment is made, the Commitment Fee; and (b) to the Lessor, for the pro rata benefit of the Holders based on the Holder Commitment of each such Holder during the period for which payment is made, the Holder Commitment Fee; PROVIDED that such amounts under clauses (a) and (b) shall be paid by the Owner Trustee (i) to the extent, but only to the extent, amounts are available therefor under the Available Commitments and Available Holder Commitments and (ii) unless each Lender and each Holder has declined in writing to fund such amount. Notwithstanding any other provision in any other Operative Agreement to the contrary, all amounts so advanced shall be deemed added to the Property Cost of all the Properties (ratably with respect to each Property, based on the ratio of the Property Cost for such Property individually to the aggregate Property Cost of all Properties at such time). Such payments of fees provided for in this SECTION 9.3 shall be due in arrears on each Commitment Fee Payment Date. Notwithstanding the foregoing, so long as any Lender or Holder fails (in violation of the Operative Agreements) to make available any portion of its Commitment or Holder Commitment when requested, such Person shall not be entitled to receive payment of its pro rata share of its Commitment Fee or Holder Commitment Fee (as the case may be) until such Person shall make available such portion. Each such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. If all or a portion of any Commitment Fee or Holder Commitment Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the Base Rate plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         SECTION 10.  OTHER COVENANTS AND AGREEMENTS.

         10.1. COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE. The Holders, the Owner Trustee (at the direction of the Holders) and the Agent shall, to the extent reasonably requested by the Construction Agent or Lessee (but without assuming additional liabilities on account thereof), at the Construction Agent's or the Lessee's expense, cooperate with the Construction

Agent or the Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of the Construction Agent or the Lessee, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Construction Agent or the Lessee may reasonably request in order to perform such covenants.

         10.2. COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS. Each of the Owner Trustee and the Holders hereby agree that so long as this Agreement is in effect:

                  (a) None of the Holders and the Owner Trustee (both in its trust capacity and in its individual capacity) will create or permit to exist at any time, and each of the Holders and the Owner Trustee will, at its own cost and expense, promptly take such action (and notify Lessee of such action) as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it on the Properties; PROVIDED, HOWEVER, that the Holders and the Owner Trustee shall not be required to discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as (a) such proceedings shall not involve any danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, any Property or title thereto or any interest therein or the payment of Rent, and (b) such proceedings shall not interfere with the disposition of any Property or title thereto or interest therein or the payment of Rent;

                  (b) Without prejudice to any right of the Owner Trustee under the Trust Agreement to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Holders and the Owner Trustee hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by ARTICLE VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee or the Agent without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect any such party;

                  (c) The Owner Trustee or any successor may resign or be removed by the Holders as Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of ARTICLE IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed;

                  (d) The Owner Trustee, in its capacity as Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Agreements;

                  (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

                  (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                  (g) The Owner Trustee shall give prompt notice to the Lessee and the Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to a Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;

                  (h) Provided that no Lease Event of Default has occurred and is continuing, neither the Owner Trustee nor any Holder shall, without the prior written consent of the Lessee, consent to or permit any amendment, supplement or other modification of the terms and provisions of the Credit Agreement or the Notes or (to the extent such amendment, supplement or modification would have an adverse effect on the rights or obligations of the Lessee under the Lease) any other Operative Agreement;

                  (i) Neither the Owner Trustee nor any Holder shall consent to or permit any amendment, supplement or other modification of the terms and provisions of any Operative Agreement, in each case without the prior written consent of the Agent except as described in SECTION 10.5 of this Agreement;

                  (j) The Owner Trustee (i) shall take such actions and shall refrain from taking such actions with respect to the Operative Agreements or the Properties and shall grant such approvals and otherwise act or refrain from acting with respect to the Operative Agreements or the Properties in each case as directed in writing by the Agent or, to the extent required by SECTION 10.5 hereof, the Lessee, notwithstanding any contrary instruction or absence of instruction by any Holder or Holders; and (ii) shall not take any action, grant any approvals or otherwise act under or with respect to the Operative Agreements or any matters relating to the Properties without first obtaining the prior written consent of the Agent (and without regard to any contrary instruction or absence of instruction by any Holder); PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this subparagraph (j) the Owner Trustee, the Agent and the Holders each acknowledge, covenant and agree that, with respect to all matters under the Operative

         Agreements that require the consent or concurrence of all of the Lenders pursuant to the terms of SECTION 9.1 of the Credit Agreement (the "Unanimous Vote Matters"), neither the Owner Trustee nor the Agent shall act or refrain from acting with respect to any Unanimous Vote Matter until such party has received the approval of each Lender and each Holder with respect thereto;

                  (k) Except as otherwise contemplated by the Operative Agreements, neither the Owner Trustee nor any Holder shall use the proceeds of any Loan or Holder Funding for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in SECTIONS 9.1(A) and (B) of this Agreement, the repayment of Existing Loans and Existing Holder Fundings, the purchase or lease of Properties, the acquisition of Equipment, the construction of Improvements and the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Fundings, in each case accrued under the Credit Agreement or Trust Agreement, as the case may be, during the period prior to the Completion Date with respect to a particular Property; and

                  (l) during the period prior to the earlier of (i) the Completion Date for the first Incomplete Existing Property to achieve Completion or (ii) the Completion Date for the first New Property to achieve Completion, the Lessee shall cause the Lessor to pay (when and as due) any fees pursuant to the Fee Letter (A) to the extent, but only to the extent, amounts are available therefor under the Available Commitments and Available Holder Commitments and (B) unless each Lender and each Holder has declined in writing to fund such amount; and

                  (m) following the earlier of (i) the Completion Date for the first Incomplete Existing Property to achieve Completion, or (ii) the Completion Date for the first New Property to achieve Completion, the Lessee shall pay (when and as due) any fees pursuant to the Fee Letter.

         10.3. LESSEE COVENANTS, CONSENT AND ACKNOWLEDGMENT; CONSTRUCTION AGENT COVENANTS.

                  (a) Lessee acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens.

                  (b) Lessor hereby instructs Lessee, and Lessee hereby acknowledges and agrees, that until such time as the Loans are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released, (i) any and all Rent and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee shall instead be paid directly to the Agent or as the Agent may direct from time to time and (ii) Lessee shall cause all notices, certificates, financial statements, communications and other information which is delivered, or is required to be delivered, to the Lessor, the Owner Trustee or any Holder also to be delivered at the same time to the Agent.

                  (c) Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement without, in each case, obtaining the prior written consent of the Agent and, to the extent required by the proviso at the end of SECTION 10.2(J) hereof, each of the Holders.

                  (d) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Funding or Loan for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Section 9.1(A) and (B) of this Agreement, the purchase or lease of Properties, the acquisition of Equipment, the construction of Improvements, the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Fundings, in each case accrued under the Credit Agreement or Trust Agreement, as the case may be, during the period prior to the Basic Rent Commencement Date with respect to a particular Property.

                  (e) The Construction Agent and the Lessee shall restrict the amount of Equipment (including without limitation racking and conveyors) located in or on (or included in the Property Cost of) each Property, so that at all times the Property Cost of the Equipment located in or on (or included in the Property Cost of) each Property shall be less than or equal to 35% of the total Property costs of such Property, provided however that this percentage limitation shall not apply to any Equipment consisting of Fixtures or other goods incorporated into a Property that are customarily considered to be part of a building or structure erected on real property (such as heating, ventilating, air-conditioning, electrical and mechanical equipment or systems, escalators, elevators, wall and floor coverings, plumbing, pumps, tanks, conduits, wiring, lighting, security systems, sprinklers and other fire prevention and extinguishing apparatus).

                  (f) Neither the Lessee nor the Construction Agent shall create or permit to exist at any time (and each of the Lessee and the Construction Agent shall, at its own expense, take such action as may be necessary to duly discharge, or cause to be discharged) any Lien against any Property other than Permitted Liens.

                  (g) The Lessee shall pay (or cause to be paid) to the Agent the Administrative Fee (described in the Fee Letter) when and as due from time to time, and shall pay to the respective Persons entitled thereto all other fees required by the Fee Letter when and as due from time to time.

                  (h) The Lessee agrees to perform each of the Incorporated Covenants and any other covenants set forth in (or incorporated by reference into) Article XXVIII of the Lease, in accordance with their respective terms.

                  (i) The Lessee and the Construction Agent shall take all reasonable and necessary steps to identify any wetlands, tidelands or swamp and overflow lands on any

         Property prior to development of, or construction of any Improvements on, such Property, and each Property will be developed in a manner consistent with all applicable wetlands regulations.

                  (j) The Lessee and the Construction Agent shall give immediate notice to the Agent and the Owner Trustee in the event that any condition arising from or affecting any Property or arising from or affecting any lands nearby or adjacent to any Property has or threatens to have a significant adverse effect upon human health or the environment at such Property or upon the use or value of such Property.

         10.4. SHARING OF CERTAIN PAYMENTS. The parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in SECTION 10.3 hereof. The Holders and the Agent, on behalf of the Lenders, acknowledge the terms of
SECTION 8 of the Credit Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree all such payments and amounts are to be allocated as provided in SECTION 8 of the Credit Agreement. In connection therewith the Holders hereby (a) appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Mortgage Instruments to secure the Holder Amount and (b) acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Mortgage Instruments shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Lenders without notice to or consent from the Holders.

         10.5. GRANT OF EASEMENTS, VOTING AT MEETINGS, ETC. The Agent and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Owner Trustee, the Owner Trustee shall, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development or operation of any Property, including, without limitation, reciprocal easement agreements, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements and documents referred to in this SECTION 10.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

         10.6. RELEASE OF LIENS ON CERTAIN EQUIPMENT. So long as no Default or Event of Default has occurred and is continuing, the Agent and the Owner Trustee agree, upon the request of the Lessee, to release the Liens under the Operating Agreements with respect to specified equipment acquired after the Initial Closing Date by the Lessee but only if (a) a third-party financier will finance the Lessee's acquisition of such equipment, (b) such equipment has not been financed or acquired (in whole or in part) with any proceeds of any Loan or Holder

Funding, (c) such equipment may be readily removed from the Property without any damage to such equipment or any Property, (d) the third-party financier has no Lien on any portion of any Property other than such equipment, and (e) such equipment does not consist of a Fixture or other goods incorporated into a Property that is customarily considered to be part of a building or structure erected on real property (such as heating, ventilating, air-conditioning, electrical and mechanical equipment or systems, escalators, elevators, wall and floor coverings, plumbing, pumps, tanks, conduits, wiring, lighting, security systems, sprinklers and other fire prevention and extinguishing apparatus).

         10.7. OBLIGATIONS TO COLLATERAL AGENT. Each of the Lessee and the Construction Agent hereby agrees vis-a-vis the Collateral Agent that it shall pay to the Collateral Agent all amounts which the Lessee or the Construction Agent is now or may at any time and from time to time hereafter be obligated to pay in respect of any of its obligations under the Operative Agreements, including without limitation amounts payable to the Owner Trustee, each Lender, each Holder and the Administrative Agent under this Agreement, the Lease, the Agency Agreement and Guaranty (the "Covenant to Pay Obligations"), if and when such amounts become due and payable in accordance with the terms of this Agreement or such other document.

         The Lessee, the Construction Agent and the Collateral Agent agree and acknowledge that the Covenant to Pay Obligations consist of obligations and liabilities of the Lessee and the Construction Agent to the Collateral Agent separate and independent from and without prejudice to the liabilities and obligations which the Lessee or the Construction Agent has or may have at any time to the Owner Trustee, any Lender, any Holder, the Administrative Agent or other Person under this Agreement or other Operative Agreements, provided that the total liability of the Lessee and the Construction Agent under the Covenant to Pay Obligations shall be decreased from time to time to the extent that the Lessee or the Construction Agent shall have paid to the Owner Trustee, any Lender, any Holder, or the Administrative Agent or other appropriate payee any amount due under this Agreement or other applicable Operative Agreement, and the total liability of the Lessee and the Construction Agent vis-a-vis the Owner Trustee, any Lender, any Holder, the Administrative Agent under this Agreement or other applicable Operative Agreement, shall be decreased to the extent that the Lessee or the Construction Agent shall have paid to the Collateral Agent such amount due pursuant to the Covenant to Pay Obligations.

         SECTION 11.  CREDIT AGREEMENT AND TRUST AGREEMENT.

         11.1. Construction Agent's and Lessee's Credit Agreement Rights. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Construction Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

         (a) the Construction Agent shall have the right and obligation (as more specifically provided in Section 5.7 hereof) to designate the portion of the Loans on which interest is due and payable for purposes of the definition of "Allocated Interest";

         (b) the Construction Agent shall have the right to give the notice referred to in Section 2.3 of the Credit Agreement, to designate the account to which a borrowing under the Credit Agreement is to be credited pursuant to
Section 2.3 of the Credit Agreement and to provide the Allocation Notice;

                  (c) the Lessee shall have the right to terminate or reduce the Commitments pursuant to SECTION 2.5(A) of the Credit Agreement;

                  (d) the Lessee shall have the right to exercise the conversion and continuation options pursuant to SECTION 2.7 of the Credit Agreement;

                  (e) the Lessee shall have the right to approve any successor agent pursuant to SECTION 7.9 of the Credit Agreement;

                  (f) the Lessee shall have the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to SECTION 9.8 of the Credit Agreement; and

                  (g) without limiting the foregoing clauses (a) through (f), and in addition thereto, the Lessee shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than five (5) Business Days' prior written notice from the Lessee to the Owner Trustee and the Agent.

         11.2. CONSTRUCTION AGENT'S AND LESSEE'S TRUST AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Trust Agreement, the Construction Agent, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Construction Agent and the Lessee (as designated below) shall have the following rights:

                  (a) the Construction Agent shall have the right and the obligation (as more specifically provided in SECTION 5.7 hereof) to designate the portion of the Holder Fundings on which Holder Yield is due and payable for purposes of the definition of Allocated Return in this Agreement;

                  (b) the Lessee shall have the right to exercise the conversion and continuation options pursuant to SECTION 3.8 of the Trust Agreement;

                  (c) no removal of the Owner Trustee or appointment of a successor Owner Trustee pursuant to SECTION 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee; and

                  (d) the Holders and the Owner Trustee shall not amend, supplement or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

         SECTION 12.  TRANSFER OF INTEREST.

         12.1. RESTRICTIONS ON TRANSFER. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent, and (provided no Default or Event of Default has occurred and is continuing) the Lessee, and (only if such proposed assignee is not a Lender) the Majority Financing Parties (which consent in each case shall not be unreasonably withheld or delayed), PROVIDED that such consents shall not be required for an assignment to a Lender or an Affiliate of a Lender. The Owner Trustee may, subject to the Lien of the applicable Security Documents, but only with the prior written consent of the Agent, the Holders (which consent may be withheld by the Agent or the Holders in their sole discretion) and (provided no Default or Event of Default has occurred and is continuing) the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of the Owner Trustee's right, title or interest in or to any Property, the Lease, the Trust Agreement, this Agreement (including, without limitation, any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to ARTICLE XXII of the Lease upon payment for such Property in accordance with each of the terms and conditions of the Lease.

         12.2. EFFECT OF TRANSFER. From and after any transfer effected in accordance with this SECTION 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Holder shall remain liable under ARTICLE XI of the Trust Agreement to the extent that the transferee Holder shall not have assumed the obligations of the transferor Holder thereunder. Upon any transfer by the Owner Trustee or a Holder as above provided, any such transferee shall assume the obligations of the Owner Trustee and Lessor or the obligations of a Holder, as the case may be, and shall be deemed an "Owner Trustee", "Lessor" or "Holder", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this SECTION 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including, without limitation, rights to indemnification under any such document.

         SECTION 13.  INDEMNIFICATION.

         13.1. GENERAL INDEMNITY. Subject to the provisions of SECTIONS 13.4 AND 13.5, and whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any other Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person) in any way relating to or arising, or alleged (by any Person asserting such a Claim against an Indemnified Person) to arise, out of the execution, delivery, performance or enforcement of this Agreement, the Lease, any other Operative Agreement or on or with respect to any Property or any part thereof, including, without limitation, Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of a Property, or any part thereof, including the acquisition, holding or disposition of any interest in any Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defect in any property whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) any Environmental Claim, any violation of Environmental Laws, or any other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Construction Agent or the Lessee of any of its representations or warranties under the Operative Agreements to which it is a party or failure by the Construction Agent or the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) any personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; (h) any easement, right, agreement or document referred to in SECTION 10.5 of this Agreement; or (i) any Lien on any Property (other than Liens created by the Operative Agreements).

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding) for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty
(30) days after the receipt of such notice by the Indemnity Provider; PROVIDED, HOWEVER, that, in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall endeavor, in such notice to the Indemnity Provider, to inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; PROVIDED, FURTHER, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim.

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including, without limitation by pursuit of appeals) (provided, however, that (A) if such Claim can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim, the

Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling the response to such Claim, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; PROVIDED, that all decisions ultimately shall be made in the discretion of the controlling party, except that the Indemnity Provider may not agree to any dismissal or settlement of, or other agreement in connection with, any claim without the prior written consent of such Indemnified Person, if such dismissal, settlement or agreement would require any admission or acknowledgment of any culpability or wrongdoing by such Indemnified Person or provide for any nonmonetary relief to be performed by such Indemnified Person. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this SECTION 13.1 by way of indemnification or advance for the payment of any amount regarding such Claim other than expenses of the action relating to such Claim.

         Notwithstanding the foregoing provisions of this SECTION 13.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (D) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim, (E) such claim is covered by insurance and (F) no Event of Default shall have occurred and be continuing. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this SECTION 13.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

         13.2.    GENERAL TAX INDEMNITY.

                  (a) Subject to the provisions of SECTIONS 13.4 AND 13.5, and the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis.

                  (b) (i) Subject to the terms of SECTION 13.2(F), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                           (ii) In the case of Impositions for which no contest
                  is conducted pursuant to SECTION 13.2(F) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable). In the case of Impositions for which a contest is conducted pursuant to SECTION 13.2(F), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under SECTION 13.2(F).

                           (iii) Impositions imposed with respect to a Property
                  for a billing period during which the Lease expires or terminates with respect to such Property (unless the Lessee has exercised the Purchase Option with respect to such Property or the Lessee has otherwise purchased such Property) shall be adjusted and prorated on a daily basis between the Indemnity Provider and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay its pro rata share thereof.

                           (iv) At the Indemnity Provider's request, the amount
                  of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of 15% or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                           (v) The Indemnified Persons shall use good faith
                  efforts to take lawful deductions in their respective tax returns so as to reduce the Impositions required to be reimbursed by the Indemnity Provider hereunder; PROVIDED, HOWEVER, that the failure of any Indemnified Person to take any deduction shall not impair in any way such Person's right to indemnification from the Indemnity Provider for any Impositions.

                  (c) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns with respect to each Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to any Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                  (d) If as a result of the payment or reimbursement by the Indemnity Provider of any Imposition or other reasonable expenses of the Lessor or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, the Lessor, the Holders or partners of any Holder shall suffer a net increase in any federal, state or local income tax liability, the Indemnity Provider shall indemnify such Persons (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings (including tax deductions, net operating loss carry-forward or tax credits) realized or reasonably expected to be realized by such Person in respect thereof, as well as any interest, penalties and additions to tax payable by such Lessor, or such Holder, or such Affiliate, in respect thereof.

                  (e) As between the Indemnity Provider on one hand, and the Lessor or the Agent, any Lender or any Holder on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless the Lessor, the Agent, the Lenders and each Holder (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of payments on the Notes or Certificates or with respect to Rent payments under the Lease (and, if the Lessor, the Agent, any Lender or any Holder receives a demand for such payment from any taxing authority, the Indemnity Provider shall discharge such demand on behalf of the Lessor, the Agent, such Lender or such Holder); provided, however, that the right of any Lender to make a claim for indemnification under this
         SECTION 13.2(E) is subject to the compliance by such Lender with the requirements of SECTION 2.13 of the Credit Agreement.

                  (f) (i) If a written Claim is made against any Indemnified Person, or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim or proceeding without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; PROVIDED, HOWEVER, that, in the case of any such Claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim or proceeding without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; PROVIDED, FURTHER, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes the Indemnity Provider from contesting such Claim.

                           (ii) If, within thirty (30) days of receipt of such
                  notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to commence such contest), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Imposition (provided, however, that (A) if such contest can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Indemnity Provider to conduct and control such contest (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

                           (iii) The party controlling any contest shall consult
                  in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; PROVIDED, that all decisions ultimately shall be made in the sole discretion of the controlling party, except that the Indemnity Provider may not agree to any dismissal or settlement of, or other agreement in connection with, any claim without the prior written consent of such Indemnified Person, if such dismissal, settlement or agreement would require any admission or acknowledgment of any culpability or wrongdoing by such Indemnified Person or provide for any nonmonetary relief to be performed by such Indemnified Person. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Imposition (and any future Claim by any taxing authority, the contest of which is precluded by reason of such resolution of such contest) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this SECTION 13.2 by way of indemnification or advance for the payment of any amount regarding such Imposition other than expenses of such contest.

                           (iv) Notwithstanding the foregoing provisions of this
                  SECTION 13.2, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to contest any Imposition in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Imposition, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such contest shall involve the payment of the Imposition prior to or during the contest, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (D) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim, and (E) no Event of Default shall have occurred and be continuing. In addition, an Indemnified Person shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this SECTION 13.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

         13.3.    ENVIRONMENTAL INDEMNITY; FUNDING/CONTRIBUTION INDEMNITY.

                  (a) ENVIRONMENTAL INDEMNITY. Without limiting the generality of the foregoing, whether or not the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any other Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person) in any way relating to or arising, or alleged (by any Person asserting such a Claim against an Indemnified Person) to arise, out of any Environmental Claim, any violation of Environmental Laws, or any other loss of or damage to any Property or the environment (including without limitation the presence on any Property of wetlands, tidelands or swamp or overflow lands, or any condition arising from or affecting any Property or arising from or affecting any lands nearby or adjacent to any Property that has or threatens to have any adverse effect upon human health or the environment at such Property or upon the use or value of such Property), in each case relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider.

                  (b) CONTRIBUTION INDEMNITY. Without limiting the generality of the provisions of SECTION 2.12 of the Credit Agreement or SECTION 3.10 of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Lender and each Holder and to hold each Lender and each Holder harmless from any loss or expense which such Lessor or

         Holder may sustain or incur as a consequence of (a) default by the Lessee or the Construction Agent in payment when due of a principal amount or interest on any Eurodollar Loan or Eurodollar Holder Funding,
         (b) default by the Lessee or the Construction Agent in making a borrowing of, conversion into or continuation of Eurodollar Loans or Eurodollar Holder Fundings, (c) default by the Lessee or the Construction Agent in making any prepayment after the Lessee has given a notice thereof in accordance with the provisions of the Operative Agreements or (d) the making by the Lessee or the Construction Agent of a prepayment of Eurodollar Loans or Eurodollar Holder Fundings on a day which is not the last day of an Interest Period with respect thereto for any reason whatsoever, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The covenant shall survive the termination of the Operative Agreements and the payment of the Notes, the Holder Certificates and all other amounts payable hereunder or under any other Operative Agreement.

         13.4. ADDITIONAL PROVISIONS REGARDING INDEMNIFICATION DURING CONSTRUCTION PERIOD OF A PROPERTY. Notwithstanding the provisions of SECTIONS 13.1, 13.2 AND 13.3,

                  (a) the Owner Trustee shall be the only beneficiary of the provisions set forth in SECTIONS 13.1, 13.2 AND 13.3, with respect to any Property during the Construction Period for such Property (except that other Indemnified Persons may benefit from the Environmental Indemnities to the extent set forth in clause (c) below);

                  (b) in the case of third-party Claims with respect to a Property during the Construction Period for such Property, the indemnity benefiting the Owner Trustee referred to in clause (a) above shall be limited to (i) Claims caused by or resulting from the acts or omissions of the Indemnity Provider, any contractor or subcontractor of the Indemnity Provider, or any other Person acting by, through or under the Indemnity Provider or any such contractor or subcontractor, (ii) Environmental Indemnities, or (iii) Claims for personal injury or death, property damage, loss or theft, strict liability, workmen's compensation, and other similar insurable liabilities; and

                  (c) during the Construction Period of a Property, the indemnity provided with respect to such Property to Indemnified Persons other than the Owner Trustee shall be limited to Environmental Indemnities for environmental risks or conditions that exist on the Property Closing Date for such Property. After the Construction Period for a Property, each Indemnified Person shall be a beneficiary of the provisions of SECTIONS 13.1, 13.2 AND 13.3 to the fullest extent of such provisions.

         13.5. INDEMNIFICATION PROVIDED BY THE OWNER TRUSTEE IN FAVOR OF THE OTHER INDEMNIFIED PERSONS. To the extent the Indemnity Provider is not obligated to indemnify any Indemnified Person with respect to the various matters described in this SECTION 13.5, the Owner Trustee shall, and does hereby, provide such indemnities in favor of each Indemnified Person (subject to clauses
(a) and (b) below) and shall pay all such amounts owed pursuant to this SECTION
13.5 with amounts advanced by the Lenders and the Holders (a) to the extent, but only to the extent, amounts are available therefor under the Available Commitments and Available Holder Commitments and (b) unless each Lender and each Holder has declined in writing to fund such amount. Notwithstanding any other provision in any other Operative Agreement to the contrary, all amounts so advanced shall be deemed added to the Property Cost of all the Properties (ratably with respect to each Property, based on the ratio of the Property Cost for such Property individually to the aggregate Property Cost of all Properties at such time).

         Whether or not any of the transactions contemplated hereby shall be consummated, the Owner Trustee hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any other Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person) in any way relating to or arising, or alleged (by any Person asserting such a Claim against an Indemnified Person) to arise, out of the execution, delivery, performance or enforcement of this Agreement, the Lease, any other Operative Agreement or on or with respect to any Property or any part thereof, including, without limitation, Claims in any way relating to or arising or alleged to arise out of any of the matters set forth in SECTION 13.1 (including any Claims that would be indemnified by the Indemnity Provider pursuant to SECTION 13.1 but for the effect of SECTION 13.4).

         The Owner Trustee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis (including any Impositions that would be paid, assumed or indemnified by the Indemnity Provider pursuant to SECTION 13.2 but for the effect of SECTION 13.4).

         THE INDEMNITY OBLIGATIONS UNDERTAKEN BY THE OWNER TRUSTEE PURSUANT TO THIS SECTION 13.5 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY DESCRIBED IN SECTION 14.11.

         SECTION 14.  MISCELLANEOUS.

         14.1. SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Equipment, the construction of any Improvements, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Owner Trust, the payment of the Notes and any disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof. In furtherance and not in limitation of the foregoing and notwithstanding the occurrence of any Closing Date or the completion of any Funding under this Agreement pursuant to SECTION 5.3 OR 5.5, each condition precedent in connection with any such Closing Date or Funding which is not fully

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

satisfied may be subsequently required by the Agent to be satisfied (unless such has been expressly waived in writing by the Agent).

         14.2. NO BROKER, ETC. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         14.3. TRANSMISSION AND EFFECTIVENESS OF COMMUNICATIONS AND SIGNATURES.

                  (a) MODES OF DELIVERY. Except as otherwise provided in any Operative Agreement, notices, requests, demands, directions, agreements and documents delivered in connection with the Operative Agreements (collectively, "COMMUNICATIONS") shall be transmitted by Requisite Notice to the number and address set forth on SCHEDULE 14.3 may be delivered by the following modes of delivery, and shall be effective as follows:

                 Mode of Delivery    Effective on earlier of actual receipt and:
                 --------------------------------------------------------------

                 Courier             Scheduled delivery date

                 Facsimile           When transmission in legible form complete

                 Mail                Fourth Business Day after deposit in U.S.
                                     mail first class postage pre-paid

                 Personal delivery   When received

                 Telephone           When conversation completed

                 Electronic Mail     When received

         PROVIDED, HOWEVER, that communications delivered to Administrative Agent pursuant to SECTIONS 1, 2 OR 5 of this Agreement, SECTIONS 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 OR 2.10 of the Credit Agreement,
         or SECTIONS 3.1, 3.2, 3.3, 3.4, 3.6, 3.7 OR 3.8 of the Trust Agreement must be in writing and shall not be effective until actually received by Administrative Agent.

                  (b) RELIANCE BY ADMINISTRATIVE AGENT, LENDERS AND HOLDERS. Administrative Agent, Lessor, Lenders and Holders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Lessee/Borrower Party even if (i) such communications (A) were not made in a manner specified herein, (B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Lessee shall indemnify Administrative Agent, the Lessor, the Lenders and the Holders from any loss, cost, expense or liability as a result of relying on any communications permitted herein so long as such Administrative Agent, Lessor, Lenders and Holders have acted in good faith.

                  (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Operative Agreements may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as hardcopies with manual signatures and shall be binding on all Lessee/Borrower Parties and Administrative Agent, Lenders and the Holders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed hardcopy thereof; PROVIDED, HOWEVER, that the failure to request or deliver any such manually-signed hardcopy shall not affect the effectiveness of any facsimile document or signature.

                  (d) EFFECTIVENESS OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information and to distribute agreements and other documents to be signed by Lenders or Holders; PROVIDED, HOWEVER, that no Requisition or executed or legally-binding notice, agreement, waiver, amendment or other communication may be sent by electronic mail.

                  (e) NEW ADDRESSES. From time to time any party may designate a new address, attention party, telephone number, telefacsimile number or e-mail address for purposes of notice hereunder by notice to the Agent, with copies to each of the other parties hereto.

         14.4. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         14.5. TERMINATIONS, AMENDMENTS, WAIVER, ETC.; UNANIMOUS VOTE MATTERS. Each Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to ARTICLE X of the Trust Agreement regarding termination of the Trust Agreement, the Majority Financing Parties and each Credit Party (to the extent such Credit Party is a party to such Basic Document); PROVIDED, to the extent no Lease Default or Lease Event of Default shall have occurred and be continuing, the Majority Financing Parties shall not amend, supplement, waive or modify any provision of any Basic Document in such a manner as to adversely affect the rights of the Lessee without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee. Each Operative Agreement which is not a Basic Document may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the parties thereto and (without the consent of any other Financing Party) the Agent. In addition, the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter.

         Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "UNANIMOUS VOTE MATTERS") (i) reduce the amount of any Note or Certificate, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note or reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), reduce the stated rate of any Commitment Fees or Holder Commitment Fees, extend the scheduled date of payment of any Commitment Fees or Holder Commitment Fees, increase the amount of any Person's Commitment or Holder Commitment, modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to such Lender or Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this SECTION 14.5 or reduce the percentage specified in the definition of Majority Financing Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Basic Document or release a material portion of the Collateral (except in accordance with SECTION 8.3 of the Credit Agreement) or release the Lessor, the Lessee, the Construction Agent or any Alternative Lessee from its obligations under any Operative Agreement or otherwise alter any payment obligations of the Lessor, the Lessee, the Construction Agent or any Alternative Lessee to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of SECTION 7 of the Credit Agreement. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Financing Parties, satisfied, and Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "DEFAULTING LENDER") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Financing Parties, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Financing Parties, and shall have no rights under SECTION 14.5, PROVIDED that any action taken pursuant to the second paragraph of this SECTION 14.5 shall not be effective against any Defaulting Lender unless such Defaulting Lender has consented thereto.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Financing Parties, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "DEFAULTING HOLDER") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Financing Parties, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Financing Parties, and shall have no rights under this SECTION 14.5, PROVIDED that any action taken pursuant to the second paragraph of this SECTION 14.5 shall not be effective as against the Defaulting Holder unless such Defaulting Holder has consented thereto.

         14.6. HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         14.7. PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto; provided, that the Lenders are intended to be third-party beneficiaries of this Agreement.

         14.8.    GOVERNING LAW; WAIVERS OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

                  (b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         14.9. SUBMISSION TO JURISDICTION; WAIVERS. Each of the parties hereto irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Florida and the courts of the United States of America, for the Middle District of Florida, Tampa Division, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same,

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the respective party at its address set forth in Section
         14.3 hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.9 any special, exemplary, punitive or consequential damages.

         14.10. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

         14.11.   LIABILITY LIMITED.

                  (a) The Agent, the Lessee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and other than as set forth in SECTION 7.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and except as otherwise expressly provided herein or in the other Operative Agreements.

                  (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, neither the Lessor nor any Holder (in its capacity as a Holder) nor any officer, director, shareholder, or partner thereof, nor any of the successors or assigns of the foregoing (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Agent (for itself and on behalf of the Lenders) agrees that, in the event the Agent or any Lender pursues any remedies available to them under the Credit Agreement, the Notes, this Agreement, the Security Agreement, the Mortgage Instruments or under any other Operative Agreement, neither the Lenders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom, and recourse shall be had solely and exclusively against the Trust Estate and the Lessee (with respect to the Lessee's obligations under the Lease, the Participation Agreement and the Agency Agreement); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained herein, in the Credit Agreement, in the Notes, in the Security Agreement, the Mortgage Instruments or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Credit

         Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments or the Credit Agreement or secured by the Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): (a) active waste knowingly committed by such Lessor or such Exculpated Person with respect to the Properties or (b) any fraud, gross negligence, willful misconduct or willful breach on the part of such Lessor or such Exculpated Person; (iii) relieve such Lessor or such Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (a) misappropriation or misapplication by such Lessor (I.E., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to such Lessor by any Person other than the Agent, (b) any deposits or any escrows or amounts owed by the Lessee under the Agency Agreement held by such Lessor or (c) any rents or other income received by such Lessor from the Lessee that are not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and its rights thereunder or its right to obtain a judgment against the Lessor's interest in the Properties.

         14.12. RIGHTS OF LESSEE. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents, the Trust Agreement and the other Operative Agreements and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         14.13. FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. The Owner Trustee, the Construction Agent and the Lessee each agrees to deliver to the Agent (at the Lessee's expense), promptly upon the request of the Agent, the Owner Trustee or the Majority Financing Parties, any document that was required to be delivered with respect to any Existing Property pursuant to the terms of the Existing Participation Agreement or any other "Operative Agreement" (as defined in the Existing Participation Agreement), including without limitation any document required by SECTION 5.6 of the Existing Participation Agreement.

         14.14. CALCULATIONS UNDER OPERATIVE AGREEMENTS. The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

         14.15. CONFIDENTIALITY. Each of the Owner Trustee, the Holders, the Agent and the Lenders severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Lessee or its Subsidiaries which is provided to it by the Lessee or its Subsidiaries, and shall not intentionally disclose such information to any Person except:

                  (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

                  (b) to the extent such information is independently obtained from a source other than the Lessee or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

                  (c) to any Affiliate of any such Person or to counsel, auditors or accountants retained by any such Person or any such Affiliate, provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Lender, the Agent or the Owner Trustee, any Holder or any Affiliate in the course of examinations of such Persons;

                  (d) in connection with any litigation or the enforcement or preservation of the rights of the Agent, the Owner Trustee, the Lessor, any Lender or any Holder under the Operative Agreements;

                  (e) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; PROVIDED, HOWEVER, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause
         (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

                  (f) to the Agent, any Lender or any Holder; or

                  (g) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution or (ii) assignment by any Holder of interests in the Trust Agreement to another Person.

         14.16. CALCULATION OF RENT, INTEREST, HOLDER YIELD AND FEES. Except as otherwise expressly set forth in the Operative Agreements, all calculation of Rent, interest, Holder Yield, Overdue Rate, Holder Overdue Rate, Commitment Fees, or Holder Commitment Fees payable hereunder shall be computed based on the actual number of days elapsed over a year of 360 days.

         14.17. SYNDICATION AGENT, DOCUMENTATION AGENT AND MANAGING AGENT. None of the Lenders or Holders identified on the facing page or any other page of this Agreement or any other Operative Agreement as a "syndication agent", "documentation agent" or "managing agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Operative Document other than those applicable to all Lenders as such, or all Holders as such, as the case may be. Without limiting the foregoing, none of the Lenders or Holders so identified as "syndication agent", "documentation agent" or "managing agent" shall have or be deemed to have any fiduciary relationship with any Lender, Holder or Owner Trustee. Each Lender, each Holder and the Owner Trustee acknowledges that it has not relied, and will not rely, on any of the Lenders or Holders so identified in deciding to enter into this Agreement or any other Operative Agreement or in taking or not taking action hereunder or thereunder.65

                        [Signatures on following pages.]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               TECH DATA CORPORATION,
                               as Construction Agent

                               By: /s/
                                  ---------------------------
                               Name: Jeffery P. Howells
                               Title: Executive Vice President of Finance and
                                      Chief Financial Officer


                               TECH DATA CORPORATION,
                               as Lessee

                               By: /s/
                                  ---------------------------
                               Name: Jeffery P. Howells
                               Title: Executive Vice President of Finance and
                                      Chief Financial Officer


                               FIRST SECURITY BANK, NATIONAL
                               ASSOCIATION, not individually, except as expressly stated herein, but solely as Owner Trustee under the TD 1996 Real Estate Trust

                               By:  /s/
                                  ---------------------------
                               Name: C. Scott Nielsen
                               Title: Vice President



                                SIGNATURE PAGE 1

                                BANK OF AMERICA, N.A.,
                                as Administrative Agent

                                By: /s/
                                   ---------------------------
                                Name: Douglas Meckelnburg
                                Title: Vice President



                                BANK OF AMERICA, N.A.,
                                as a Lender and as a Holder

                                By: /s/
                                   ---------------------------
                                Name: Douglas Meckelnburg
                                Title: Vice President



                                BANK ONE, N.A.,
                                as a Lender and as a Holder

                                By: /s/
                                   ---------------------------
                                Name: DIANA MCCARTHY
                                Title: VICE PRESIDENT



                                SCOTIABANC, INC.,
                                as a Lender and as a Holder

                                By: /s/
                                   ---------------------------
                                Name: FRANK F. SANDLER
                                Title: RELATIONSHIP MANAGER



                                FIRST UNION NATIONAL BANK,
                                as a Lender and as a Holder

                                By: /s/
                                   ---------------------------
                                Name: RUSSELL J. LYONS
                                Title: ASSISTANT VICE PRESIDENT



                                SIGNATURE PAGE 2

                                DG BANK DEUTSCHE
                                GENOSSENSCHAFTSBANK AG, CAYMAN
                                ISLANDS BRANCH,
                                as a Lender and as a Holder

                                By: /s/
                                   ---------------------------
                                Name: J.W. SOMERS
                                Title: SENIOR VICE PRESIDENT

                                By: /s/
                                   ---------------------------
                                Name: KURT A. MORRIS
                                Title: VICE PRESIDENT



                                REPUBLIC BANK,
                                as a Lender and as a Holder

                                By: /s/
                                   ---------------------------
                                Name: BRIGITTA A. LAWTON
                                Title:SENIOR VICE PRESIDENT



                                SUNTRUST BANK,
                                as a Lender and as a Holder

                                By: /s/
                                   ---------------------------
                                Name: FRANK A. COE
                                Title: VICE PRESIDENT



                                SIGNATURE PAGE 3

                                BAYERISCHE HYPO-UND VEREINSBANK
                                AG, NEW YORK BRANCH,
                                as a Lender and as a Holder


                                By: /s/
                                   -----------------------
                                Name: MARIANNE WEINZINGER
                                Title: DIRECTOR

                                By: /s/
                                   -----------------------
                                Name: FELICIA PIERSON
                                Title: ASSOCIATE DIRECTOR



                                DRESDNER BANK AG, NEW YORK AND
                                GRAND CAYMAN BRANCHES,
                                as a Lender and as a Holder

                                By: /s/
                                   -----------------------
                                Name: XINYUE JASMINE GEFFNER
                                Title:ASSISTANT VICE PRESIDENT

                                By: /s/
                                   -----------------------
                                Name: B. CRAIG ERICKSON
                                Title: VICE PRESIDENT



                                RAYMOND JAMES BANK, FSB,
                                as a Lender and as a Holder

                                By: /s/
                                   ------------------------
                                Name: JOHN D. HALLSTROM
                                Title: VICE PRESIDENT



                                SIGNATURE PAGE 4

                                ACKNOWLEDGED AND AGREED TO:


                                TECH DATA PRODUCT MANAGEMENT, INC.,
                                as Alternative Lessee

                                By: /s/
                                   -----------------------
                                Name:  Jeffery P. Howells
                                Title: Executive Vice President of Finance and
                                       Chief Financial Officer



                                TD FACILITIES, LTD.,
                                as Alternative Lessee

                                By: /s/
                                   -----------------------
                                Name:  Jeffery P. Howells
                                Title: Executive Vice President of Finance and
                                       Chief Financial Officer



                                SIGNATURE PAGE 5

                                   Appendix A
                         Rules of Usage and Definitions

--------------------------------------------------------------------------------

                                I. Rules of Usage

         The following rules of usage shall apply to this Participation Agreement and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

                  (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

                  (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

                  (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

                   (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

                  (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated or replaced from time to time in accordance with the applicable provisions thereof.

                  (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

                  (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                                  Appendix A-1

                   (i) Unless the context indicates otherwise, the disjunctive "or" shall include the conjunctive "and."

                   (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

                                 II. Definitions

         "Abandonment" shall mean, with respect to any Construction Period Property, the cessation of construction and development of such Property for a period of thirty (30) days or more for reasons other than a Force Majeure Event.

         "Acceleration" shall have the meaning given to such term in SECTION 6 of the Credit Agreement.

         "acquire" or "purchase" shall mean, with respect to any Property, unless the context indicates otherwise, the acquisition or purchase of such Property by the Owner Trustee from any Person.

         "Acquisition Funding" shall mean an advance of funds (consisting of Loans by the Lenders and Holder Fundings by the Holders) to the Lessor on a specified date to pay Property Acquisition Costs and other expenses pursuant to
SECTION 5.3(B) of the Participation Agreement.

         "Acquisition Loan" shall mean any Loan made in connection with and as part of an Acquisition Funding.

         "Additional Improvements" shall have the meaning assigned thereto in
SECTION 5.10 of the Participation Agreement.

         "Administrative Agent" or "Agent" shall mean, collectively, (a) Bank of America, together with its Affiliates, as the administrative agent for the Lenders under this Agreement and the other Operative Agreements and any successor Administrative Agent who may be appointed pursuant to SECTION 7.9 of the Credit Agreement, (b) Bank of America, together with its affiliates, as agent and Collateral Agent for itself, the Lenders and the Holders under the Security Documents (other than the Pledge Agreement), and (c) Bank of America in its capacity as Collateral Agent under the Pledge Agreement.

         "Administrative Agent-Related Persons" shall mean Administrative Agent (including any successor agent), together with its Affiliates and the Collateral Agent, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates and Collateral Agent.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be

                                  Appendix A-2

"controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the rate believed by such recipient to be the highest marginal rate then applicable to the recipient (less any tax savings realized as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agency Agreement" shall mean the Amended and Restated Agency Agreement, dated as of the Initial Closing Date, between the Construction Agent and the Lessor, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

         "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in SECTION 5.1 of the Agency Agreement.

         "Allocated Interest" with respect to any Construction Period Property shall mean as of any Scheduled Interest Payment Date, the amount of interest due and payable on such date with respect to a portion of the Loans (which portion shall be designated by the Borrower by written notice (an "ALLOCATION NOTICE") to the Administrative Agent) having an aggregate principal amount equal to the Loan Property Cost of such Property as of such date.

         "Allocated Return" with respect to any Construction Period Property shall mean, as of any Scheduled Interest Payment Date, the amount of Holder Yield due and payable on such date with respect to a portion of the Holder Fundings (which portion shall be designated by the Owner Trustee by written notice to the Holders) having an aggregate stated amount equal to the Holder Property Cost of such Property as of such date.

         "Allocation Notice" shall have the meaning given to such term in the definition of "Allocated Interest."

         "Alternative Lessee" shall mean any Subsidiary of Tech Data that is an alternative Lessee of any Property pursuant to SECTION 2.5 of the Lease.

         "Amended Tech Data Credit Agreement" shall mean the Credit Agreement dated as May 8, 2000, among Tech Data, Bank of America, as administrative agent, swing line and letter of credit issuing lender, and the lender parties thereto, as such agreement may be amended, modified or restated from time to time.

                                  Appendix A-3

         "Applicable Commitment Fee Rate" shall mean the following rates per annum, based upon the Debt Rating:

                         Applicable Commitment Fee Rate
                           (in basis points per annum)

      PRICING               DEBT RATINGS             APPLICABLE COMMITMENT
       LEVEL                 S&P/MOODY'S                   FEE RATE
      -------               ------------             ---------------------

         1                   =>BBB+/Baa1                     15.0
         2                    BBB/Baa2                       17.5
         3                    BBB-/Baa3                      20.0
         4                     BB+/Ba1                       25.0
         5                     BB/Ba2                        37.5
         6                     BB-/Ba3                       50.0

From the Initial Closing Date until the date of any change in the Debt Rating, the Applicable Commitment Fee Rate shall be Pricing Level 3 (based on the certificate delivered to Bank of America pursuant to Section 5.01(a)(viii) of the Amended Tech Data Credit Agreement).

         "Applicable Expiration Date" shall have the meaning assigned thereto in
SECTION 20.1(B) of the Lease.

         "Applicable Funding Office" means for each Lender or Holder and for each Type of Loan or Holder Funding, the "Funding Office" of such Lender or Holder (or of an affiliate of such Lender or Holder) designated for such Type of Loan or Holder Funding on the signature pages of the Participation Agreement or the respective Assignment and Acceptance, or such other office of such Lender or Holder (or an affiliate of such Lender or Holder) as such Lender or Holder may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms of the Operative Agreements as the office by which its Loans or Holder Fundings of such Type are to be made and maintained.

         "Applicable Margin" shall mean the following rates per annum, based upon the Debt Rating:

                                Applicable Margin
                           (in basis points per annum)

    PRICING           DEBT RATINGS           EURODOLLAR           BASE
     LEVEL             S&P/MOODY'S              RATE              RATE
    -------           ------------           ----------           ----

       1               =>BBB+/Baa1              50.0                0
       2                BBB/Baa2                75.0                0
       3                BBB-/Baa3               100.0               0
       4                 BB+/Ba1                125.0             50.0
       5                 BB/Ba2                 175.0             75.0
       6                 BB-/Ba3                225.0             100.0

                                  Appendix A-4

From the Initial Closing Date until the date of any change in the Debt Rating, the Applicable Margin for Base Rate and Eurodollar Rate shall be Pricing Level 3 (based on the certificate delivered to Bank of America pursuant to Section 5.01(a)(viii) of the Amended Tech Data Credit Agreement).

         "Appraisal" shall mean, with respect to any Property an appraisal to be delivered in connection with SECTION 5.3 of the Participation Agreement, SECTION
3.2 of the Agency Agreement, SECTION 10.1(e) of the Lease, or any other provision of the Operative Agreements, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

         "Appraisal Procedure" shall have the meaning given such term in SECTION
22.4 of the Lease.

         "Approved Country" shall mean any of the United States, Germany, France, Sweden, Switzerland, Belgium, the Netherlands, Luxembourg or the United Kingdom.

         "Appurtenant Rights" shall mean (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying any Improvements, or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

         "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached as EXHIBIT C to the Credit Agreement.

         "Assignment of Project Rights" shall mean the Assignment of Project Rights and Contract Documents dated as of the Initial Closing Date, between the Owner Trustee and the Agent, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

         "Attorney Costs" shall mean and include all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender.

         "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (i) the amount of the Holder Commitments over (ii) the aggregate amount of the Holder Fundings made since the Initial Closing Date.

                                  Appendix A-5

         "Bank of America" shall mean Bank of America, N.A., a national banking association.

         "Bankruptcy Code" shall mean Title 11 of the U.S. Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto;

         "BAS" shall mean Bank of America Securities LLC, a Delaware limited liability company.

         "Base Rate" shall mean a fluctuating rate per annum equal to the sum of
(i) the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate" plus (ii) the Applicable Margin. The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Funding" shall mean a Funding that bears interest (with respect to the Loans included therein) and Holder Yield (with respect to the Holder Fundings included therein) based on the Base Rate.

         "Base Rate Holder Funding" shall mean a Holder Funding bearing a Holder Yield based on the Base Rate.

         "Base Rate Loans" shall mean Loans the rate of interest applicable to which is based upon the Base Rate.

         "Basic Documents" shall mean, collectively, the Participation Agreement, the Agency Agreement, the Lease, the Credit Agreement, the Trust Agreement, the Guaranty Agreement, the Notes and the Certificates.

         "Basic Rent" shall mean, the sum of (i) the Loan Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Basic Rent Commencement Date" shall have the meaning set forth in
Section 3.1(a)(ii) of the Lease.

         "Basic Term" shall have the meaning specified in Section 2.2 of the Lease.

         "Basic Term Commencement Date" or "Term Commencement Date" shall have the meaning specified in SECTION 2.2 of the Lease.

         "Basic Term Expiration Date" shall have the meaning specified in
SECTION 2.2 of the Lease.

                                  Appendix A-6

         "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Owner Trustee, the Holders and the Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to SECTION 2.3 of the Credit Agreement as a date on which the Borrower requests the Lenders to make Loans hereunder.

         "Budgeted Total Loan Property Cost" shall mean, at any date of determination, with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property (including amounts expected to be expended to pay Allocated Interest and Allocated Return with respect to such Property).

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Florida or California are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Casualty" shall mean any damage or destruction of all or any portion of a Property as a result of a fire or other casualty.

         "Category" with respect to any Commitment or Loan shall mean a Commitment or Loan with respect to Series A Loans or Series B Loans, as the case may be.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss.ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Certificate" shall mean a Certificate in favor of each Holder evidencing the Holder Fundings made by such Holder and issued pursuant to the Trust Agreement.

         "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever (including without limitation claims brought against the Owner Trustee by an Indemnified Person pursuant to SECTION 13.5).

         "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

                                  Appendix A-7

         "Collateral" shall mean all assets of the Lessor or the Lessee, now owned or hereafter acquired, upon which a lien is purported to be created by the Security Documents.

         "Collateral Agent" shall mean Bank of America, in its capacity as collateral agent under any of the Operative Agreements, or any successor collateral agent.

         "Commitment" shall mean, as to any Lender, the obligation of such Lender to make Series A Loans or Series B Loans, as the case may be, to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the respective amounts for such Category set forth opposite such Lender's name on SCHEDULE 1.2 of the Credit Agreement, as such amounts may be reduced or increased from time to time in accordance with the provisions of this Agreement, the Credit Agreement or the Lease.

         "Commitment Fee" shall mean, at any time, the product of (a) the Applicable Commitment Fee Rate, MULTIPLIED BY (b) the actual daily amount by which (i) the aggregate Commitments of the Lenders for all Categories of Loans (under the Operative Agreements) exceeds (ii) the outstanding principal amount of all Categories of Loans.

         "Commitment Fee Payment Date" shall mean (a) the first Business Day following the last day of each fiscal quarter of Tech Data, and (b) the last day of the Commitment Period, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

         "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment with respect to a Category of Loans then constitutes of the aggregate Commitments of all Lenders with respect to the same Category (or, at any time after the Commitments of any such Category shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans of such Category then outstanding constitutes of the aggregate principal amount of all of the Loans of such Category then outstanding).

         "Commitment Period" shall mean the period from the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement.

         "Completed Property" shall mean a Property for which Completion has occurred or will occur on the date of determination or on the respective Property Closing Date.

         "Completion" shall mean, with respect to a Property, such time as final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications (excluding punch list items), the Agency Agreement and the Lease, and in compliance in all material respects with all Legal Requirements and Insurance Requirements, a certificate of occupancy has been issued with respect to such Property by the appropriate Governmental Authority, and no additional Fundings are needed for such Property (other than Fundings for Additional Improvements pursuant to SECTION 5.10 of the Participation Agreement). If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee, the date of Completion for such Property shall be the

                                  Appendix A-8

Property Closing Date. The Lessee and the Construction acknowledges, represents and warrants that Completion has occurred for all Existing Properties (except the Incomplete Existing Properties) prior to the Initial Closing Date.

         "Completion Date" shall mean, with respect to a Property, the earlier of (i) the date on which Completion for such Property has occurred, and (ii) the Construction Period Termination Date. The foregoing notwithstanding, for the purposes of Section 2.1, 2.6(b), 3.2(a)(x) or 3.3 of the Agency Agreement, "Completion Date" shall mean, with respect to a Property, the date on which Completion for such Property has occurred.

         "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of: (a) any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including any action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or (b) an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

         "Construction Agent" shall mean Tech Data, as construction agent under the Agency Agreement.

         "Construction Agent Options" shall have the meaning given to such term in SECTION 2.1 of the Agency Agreement.

         "Construction Budget" shall mean, with respect to any Property, the cost of constructing and developing any Improvements on such Property as determined by the Construction Agent in its reasonable, good faith judgment.

         "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

         "Construction Funding" shall mean an advance of funds (consisting of Loans by the Lenders and Holder Fundings by the Holders) on a specified date to pay Property Costs pursuant to SECTION 5.4 OR 5.5 of the Participation Agreement.

         "Construction Loan" shall mean any Loan made in connection with and as part of a Construction Funding .

         "Construction Loan Property Cost" shall mean, with respect to each Construction Period Property at any date of determination, an amount equal to
(a) the aggregate principal amount of Construction Loans and Interest Payment Loans made on or prior to such date with respect to such Property minus (b) the aggregate principal amount of prepayments or repayments, as the case may be, of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to SECTION 2.6(c) of the Credit Agreement.

                                  Appendix A-9

         "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

         "Construction Period Property" shall mean, at any date of determination, any Property as to which the Basic Rent Commencement Date has not occurred on or prior to such date.

         "Construction Period Termination Date" shall mean the earlier of (i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) May 8, 2003.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Co-Owner Trustee" shall have the meaning specified in SECTION 9.2 of the Trust Agreement.

         "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of the Initial Closing Date, among the Lessor, the Agent, and the Lenders, as specified therein, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

         "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

         "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

         "Credit Documents" shall mean the Credit Agreement, the Notes, and the Security Documents.

         "Credit Parties" shall mean, collectively, the Lessee, the Construction Agent, the Guarantors, and all Subsidiaries parties to the Pledge Agreement.

         "Debt Rating" shall mean, as of any date of determination, the rating as determined by S&P and Moody's (collectively, the "Debt Ratings") of

                  (a)      Tech Data's senior unsecured long-term debt;

                                 Appendix A-10

                  (b) if the foregoing debt is not outstanding, then the rating of the credit facility represented by the Amended Tech Data Credit Agreement or the implied rating of Tech Data's senior unsecured debt securities, PROVIDED THAT if both ratings in this clause (b) are available, then both shall apply; or

                  (c) if neither (a) nor (b) applies, then the rating of long-term debt issued by an equipment trust guaranteed by Tech Data;

PROVIDED THAT if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the average of the two Debt Ratings (or the higher of any two intermediate Debt Ratings) shall apply.

Initially, the Debt Ratings shall be determined from the certificate delivered to Bank of America pursuant to SECTION 5.01(A)(VIII) OF THE AMENDED TECH DATA CREDIT AGREEMENT. Thereafter, the Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. Any change in the Applicable Margin or Applicable Commitment Fee Rate shall become effective on and as of the date of any public announcement by a rating agency of any Debt Rating that indicates a different Applicable Margin or Applicable Commitment Fee Rate in accordance with this definition and the above chart set forth in the definition of "Applicable Margin" or "Applicable Commitment Fee Rate" (as the case may be).

         "Deed" shall mean a warranty deed regarding Land or Improvements in form and substance satisfactory to the Owner Trustee, the Holders and the Agent.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Direct Foreign Subsidiary" means a Subsidiary other than a Domestic Subsidiary a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interest having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly by Tech Data or a Domestic Subsidiary.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of Tech Data organized under the laws of the United States, any state or territory thereof or the District of Columbia.

         "Election Notice" shall have the meaning given to such term in SECTION
20.1 of the Lease.

         "Environmental Claim" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, any actual or alleged violation of, any Environmental Law, (b) in

                                 Appendix A-11
connection with any Hazardous Substance, (c) from or with respect to any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law, or other similar order of a Governmental Authority or (d) from or with respect to any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         "Environmental Indemnity" means any indemnity pursuant to SECTION 13.3, or any indemnity with respect to an Environmental Claim.

         "Environmental Law" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Governmental Authority relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, emission or disposal of any Hazardous Substance or pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and state or local statutes analogous thereto.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens to violate (if the threat requires correction or remediation under any Environmental Law and is not corrected or remediated during any grace period allowed under such Environmental Law) or results in or threatens (if the threat requires correction or remediation under any Environmental Law and is not corrected or remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

         "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Fundings by the Construction Agent, the Lessee or the Lessor as specified or described in either a Requisition or a Lease Supplement, whether or not now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property, including without limitation, all equipment described in the Appraisal, all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description.

         "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement as Schedule I-A.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                                 Appendix A-12

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Tech Data within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "Eurodollar Funding" shall mean a Funding that bears interest (with respect to the Loans included therein) and Holder Yield (with respect to the Holder Fundings included therein) based on the Eurodollar Rate.

         "Eurodollar Holder Funding" shall mean a Holder Funding bearing a Holder Yield based on the Eurodollar Rate.

         "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Reserve Rate.

         "Eurodollar Rate" or "Eurodollar Reserve Rate" shall mean for any Interest Period with respect to any Eurodollar Loan or Eurodollar Funding, a rate per annum determined by the Administrative Agent according to the following formula:

          Eurodollar      =       INTERBANK OFFERED RATE     +      Applicable
          Rate                    ----------------------            Margin
                                  1 - Reserve Requirement

         "Event of Default" shall mean a Lease Event of Default, a Guaranty Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

         "Excepted Payments" shall mean:

         (a) all indemnity payments (including indemnity payments made pursuant to SECTION 13 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

         (b) any amounts (other than Basic Rent, Termination Value, or Purchase Option Price) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement (including without limitation any reimbursement of the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment);

         (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or portion thereof);

         (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

                                 Appendix A-13

         (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder other than such proceeds payable to the Agent or any Lender;

         (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

         (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

         (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

         (i) all payments in respect of the Holder Yield;

         (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

         (k) any rights of either the Owner Trustee or Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

         "Excepted Rights" shall mean the rights retained by the Owner Trustee pursuant to SECTION 8.2(A) of the Credit Agreement.

         "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

         "Existing Additional Improvements" shall mean the Additional Improvements to the Existing Property located in Fort Worth, Texas, which Additional Improvements are or were constructed after November 18, 1996 (the Completion Date for the original Improvements to such Property).

         "Existing Credit Agent" shall mean the "Agent" as defined in the Existing Tech Data Credit Agreement.

         "Existing Credit Agreement" shall have the meaning assigned thereto in the Credit Agreement.

         "Existing Holder" shall mean any "Holder" as defined in the Existing Participation Agreement.

                                 Appendix A-14

         "Existing Holder Funding" shall mean any "Holder Funding" as defined in the Existing Participation Agreement, which holder funding was advanced prior to the Initial Closing Date hereunder.

         "Existing Lender" shall mean any "Lender" as defined in the Existing Participation Agreement.

         "Existing Loan" shall mean any "Loan" as defined in the Existing Participation Agreement, which Loan was advanced prior to the Initial Closing Date hereunder.

         "Existing Participation Agreement" shall have the meaning assigned thereto in the recitals to the Participation Agreement.

         "Existing Property" shall mean any "Property" as defined in the Existing Participation Agreement, which property was subject to the Existing Participation Agreement prior to the Initial Closing Date hereunder. The Existing Properties include, without limitation, each of the parcels of Land identified on EXHIBIT I to the Participation Agreement, all Improvements on any such Land, and all Equipment in or on any such Land or Improvements.

         "Existing Series A Loan" shall mean any "Series A Loan" as defined in the Existing Credit Agreement, which loan was advanced prior to the Initial Closing Date hereunder.

         "Existing Series B Loan" shall mean any "Series B Loan" as defined in the Existing Credit Agreement, which loan was advanced prior to the Initial Closing Date hereunder.

         "Existing Tech Data Credit Agreement" shall have the meaning assigned thereto in SECTION 28.1 of the Lease.

         "Existing Trust Agreement" shall have the meaning assigned thereto in the Trust Agreement.

         "Expected Maximum Property Cost" at any time shall mean the sum of (a) the then outstanding aggregate Property Cost of all Properties (whether or not subject to the Lease), plus (b) the maximum total additional Property Cost expected to be advanced or incurred, on such date or at any time thereafter, with respect to any Properties (including without limitation any expected Acquisition Funding, Contribution Funding or other expected Property Costs, and including without limitation any expected Property Cost referred to in a Construction Budget).

         "Expiration Date" shall mean the Basic Term Expiration Date.

         "Expiration Date Purchase Option" shall mean the Lessee's option to purchase all (but not less than all) of the Properties on the Applicable Expiration Date.

         "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero, that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom

                                 Appendix A-15
is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of SECTION 17 of the Lease, such Property is in the condition and state of repair required under SECTION 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fee Letter" shall mean that certain letter agreement dated March 20, 2000, between Tech Data, Bank of America and BAS.

         "Financing Parties" shall mean, collectively, the Lenders and the Holders.

         "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

         "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on January 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1996 Fiscal Year") refer to the Fiscal Year ending on January 31 of such calendar year.

         "Fixtures" shall mean all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including, but not limited to, strikes or lockouts (but only when the Construction Agent is legally prevented from securing replacement labor or materials as a result thereof), adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials after all possible efforts have been expended by the Construction Agent, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

         "Funding" shall mean a Construction Funding, an Acquisition Funding, or any other advance of funds (consisting of Loans by the Lenders and Holder Fundings by the Holders).

                                 Appendix A-16

         "GAAP" shall have the meaning assigned thereto in the Existing Tech Data Credit Agreement.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court or governmental body, agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Ground Lease" shall mean (a) a ground lease (in form and substance satisfactory to the Agent and the Lessor) with respect to any Property owned by the Lessee and leased to the Lessor where such lease has a term of ninety years or more and payments set at $1.00 or less per year, or (b) a ground lease or ground sub-lease of any Property by any Person to the Lessor, where such lease or sub-lease (as well as any other lease or sub-lease with respect to such Property) is in form and substance, and contains such terms and conditions, as are satisfactory in all respects to the Agent and the Lessor.

         "Guarantors" shall mean, collectively, Tech Data, (b) each of the Domestic Subsidiaries of Tech Data that is a Significant Subsidiary, and (c) any other Domestic Subsidiary that has executed (or is required by SECTION 28.6 of the Lease to execute) a Guaranty Agreement.

         "Guaranty Agreement" or "Guaranty" shall mean, collectively, (a) the Guaranty Agreement (Lessee and Construction Agent Obligations) dated as of the Initial Closing Date by each Guarantor to the Lessor and the Agent, (for the benefit of itself, the Lessor, the Lenders and the Holders), and (b) any other Guaranty Agreement by any Guarantor in favor of the Lessor, the Agent, the Lenders or the Holders, as each such agreement may be amended, supplemented, restated or modified from time to time in accordance with the terms thereof.

         "Guaranty Event of Default" shall mean any an "Event of Default" as defined in the Guaranty Agreement.

         "Hazardous Substance" shall mean any of the following: (i) any petroleum or petroleum product, explosives, radioactive material, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim

                                 Appendix A-17
under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Hedging Obligations" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Holder Amount" shall mean as of any date, the aggregate amount of Holder Fundings made by each Holder to the Trust Estate pursuant to SECTION 2 of the Participation Agreement or SECTION 3.1 of the Trust Agreement less any payments of any Holder Fundings received by the Holders pursuant to SECTION 3.4 of the Trust Agreement.

         "Holder Applicable Margin" shall mean a rate per annum equal to three-fourths of one percent (.75%).

         "Holder Commitment" shall mean, as to any Holder, the obligation of such Holder to make Holder Fundings to the Lessor in an aggregate principal amount at any time outstanding not to exceed the respective amount set forth opposite such Holder's name on Schedule 1, as such amounts may be increased or reduced from time to time in accordance with the provisions of this Agreement, the Trust Agreement or the Lease.

         "Holder Commitment Fee" shall mean, at any time, the product of (a) the Applicable Commitment Fee Rate, MULTIPLIED BY (b) the actual daily amount by which (i) the aggregate Holder Commitments of the Holders (under the Operative Agreements) exceeds (ii) the aggregate outstanding principal amount of Holder Fundings.

         "Holder Commitments" shall mean the aggregate of all Holder
Commitments.

         "Holder Construction Property Cost" shall mean, with respect to any Construction Period Property at any date of determination, an amount equal to
(a) the outstanding Holder Fundings made on or prior to such date in connection with and as part of any Construction Funding for such Property, PLUS (b) the outstanding Holder Fundings made on or prior to such date to fund the payment of Allocated Holder Return with respect to such Property, MINUS (c) the aggregate principal amount of prepayments or repayments, as the case may be, of Holder Fundings described in clause (a) or clause (b).

         "Holder Funding" shall mean any Funding made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

         "Holder Overdue Rate" shall mean the rate specified in SECTION 3.13 of the Trust Agreement.

         "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Fundings with respect thereto (including Holder Fundings with respect to

                                 Appendix A-18

Allocated Return allocated to such Property, and Holder Fundings made on the Initial Closing Date to repay Existing Holder Fundings with respect to such Property).

         "Holder Yield" shall mean with respect to Holder Fundings from time to time either the Eurodollar Rate (including the Applicable Margin) plus the Holder Applicable Margin, or the Base Rate plus the Holder Applicable Margin, as elected by the Owner Trustee from time to time with respect to such Holder Fundings in accordance with the terms of the Trust Agreement; PROVIDED, however, that (i) upon delivery of the notice described in SECTION 3.7(C) of the Trust Agreement, the outstanding Holder Fundings of each Holder shall bear a yield at the Base Rate plus the Holder Applicable Margin from time to time from and after the dates and during the periods specified in SECTION 3.7(C) of the Trust Agreement, and (ii) upon the delivery by a Holder of the notice described in
SECTION 3.9(E) of the Trust Agreement or as otherwise set forth in SECTION 3.8 of the Trust Agreement, the Holder Fundings of such Holder shall bear a yield at the Base Rate plus the Holder Applicable Margin applicable from time to time after the dates and during the periods specified in SECTION 3.9(E) or 3.8 (as the case may be) of the Trust Agreement.

         "Holders" shall mean the several banks and other financial institutions which are from time to time holders of Certificates in connection with the TD 1996 Real Estate Trust.

         "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including without limitation (i) any real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, frontage taxes and real estate or ad valorem taxes in the nature of property taxes; (ii) any sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) any real estate transfer taxes, conveyance taxes, mortgage taxes, stamp taxes and documentary recording taxes and fees; (v) any taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) any assessments on any Property, including all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) any tax, Lien, assessment or charge asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of any Property or any part thereof or interest therein; (c) the Certificates or the Notes or other indebtedness with respect to any Property or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Agency

                                 Appendix A-19

Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Certificates or the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

         The term "Imposition" shall not mean or include:

                  (i) Taxes and impositions (other than Taxes that are, or are in the nature of, withholding, sales, use, rental, value added, transfer or property taxes) that are imposed on an Indemnified Person (other than Lessor) by the United States federal government or (in the case of a Person organized under the laws of a foreign country) by a Governmental Authority of such country, and that are in each case based on or measured by the net income (including taxes based on capital gains and minimum taxes or franchise taxes) of such Person; PROVIDED that this clause (i) shall not apply to (and shall not exclude) any Tax or imposition imposed with respect to a payment (including any Rent payment) except for (A) the portion of such payment constituting interest on a Loan or Holder Yield or (B) any such Tax or imposition to the extent it arises because an Indemnified Person has previously written off as uncollectable (and reduced the tax basis for) an Obligation which it has subsequently collected, and PROVIDED, FURTHER that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or net receipts; PROVIDED that this clause (ii) shall not apply to (and shall not exclude) (A) any Tax or imposition imposed with respect to a payment (including any Rent payment) except for (I) the portion of such payment constituting interest on a Loan or Holder Yield or (II) any such Tax or imposition to the extent it arises because an Indemnified Person has previously written off (and reduced the tax basis for) an Obligation which it has subsequently collected, or (B) any Tax or imposition imposed on an Indemnified Person by any state or local jurisdiction if such Tax or imposition would not arise as to such Person but for the location, possession or use of any Property in such jurisdiction; and PROVIDED, FURTHER, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the property in accordance with the terms of the Lease (but not any Tax or imposition that relates to such termination, redelivery or sale or to any period prior to such termination, redelivery or sale); or

                  (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself (as opposed to

                                 Appendix A-20
         any gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of the ordinary negligence of such Person.

Any Tax or imposition excluded from the defined term "Imposition" by any one of the foregoing clauses (i) through (iv) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

         "Improvements" shall mean, with respect to the construction, renovation or Modification of a Property, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Fundings, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

         "Incomplete Existing Properties" shall mean collectively, the Miami Property and the Existing Additional Improvements.

         "Incorporated Covenants" shall have the meaning assigned thereto in
SECTION 28.1 of the Lease.

         "Indebtedness" shall have the meaning assigned thereto in the Existing Tech Data Credit Agreement.

         "Indemnified Claims" shall mean, collectively, any and all Claims for which the Indemnity Provider is required to (or would, but for the effect of SECTION 13.3 of the Participation Agreement, be required to) indemnify any Person pursuant to SECTION 13.1, 13.2 OR 13.3 of the Participation Agreement.

         "Indemnified Person" shall mean each of the Lessor, the Owner Trustee, the Trust Company, the Agent, BAS, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

         "Indemnity Provider" shall mean, collectively, the Construction Agent, the Lessee and each Alternative Lessee, whose obligations as Indemnity Provider under the Operative Agreements shall be joint and several.

         "Initial Closing Date" shall mean the date of the Participation Agreement.

         "Initial Construction Funding" shall mean any initial Funding to pay for: (i) Property Costs for construction of any Improvements; and (ii) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with SECTION 15.1(e) of the Lease.

                                 Appendix A-21

         "Insurance Requirements" shall mean (a) all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and
(b) all requirements of the issuer of any such policy.

         "Interbank Offered Rate" shall mean, for any Interest Period with respect to any Eurodollar Loan or Eurodollar Funding:

         (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen (as provided by Bridge Information Systems, Inc.) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in the applicable currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan or Eurodollar Funding being made, continued or converted by Administrative Agent (or its Affiliate) in its capacity as a Lender or Holder (as applicable) and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Intercreditor Agreement" means one or more Intercreditor Agreements substantially in the form of EXHIBIT J attached hereto among the Lessee, the Administrative Agent, the agent for the lenders under the Amended Tech Data Credit Agreement, agents for Senior Parity Debt Holders, or Senior Parity Debt Holders, all as provided for in SECTION 5.11 of the Participation Agreement.

         "Interest Payment Loan" shall mean any Loan made to fund the payment of Allocated Interest with respect to a Construction Period Property.

         "Interest Period" shall mean, for each Eurodollar Loan and Eurodollar Holder Fundings for a specified Property (a) prior to the Completion Date for such Property, the period beginning on the date the first Eurodollar Loan (and related Eurodollar Holder Funding) are extended,

                                 Appendix A-22
continued or converted pursuant to the terms of the Operative Agreements and ending one month later, and thereafter, the period commencing on the last day of the preceding Interest Period and ending one month later, and (b) during the period from and after the Completion Date for such Property, (i) initially, the period commencing on the conversion or continuation date, as the case may be, with respect to such Eurodollar Loan or Eurodollar Holder Funding and ending, in the case of any Eurodollar Loan or Eurodollar Holder Funding, one, two, three, four or six months thereafter, as selected by the Borrower (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Funding) in its notice of borrowing, Funding, continuation or conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Funding and ending one, two, three, four or six months thereafter, as selected by the Borrower by irrevocable notice to Administrative Agent (in the case of a Eurodollar Loan) or by the Owner Trustee by irrevocable notice to the Holders (in the case of a Eurodollar Holder Funding) in each case not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, and (D) on any day the sum of the Interest Periods in effect under the Operative Agreements for all Eurodollar Loans and Eurodollar Holder Fundings shall not exceed six (6) in the aggregate.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Investment Grade Rating" shall mean (a) a Debt Rating of Baa3 or higher by Moody's, or (b) a Debt Rating of BBB- or higher by S&P.

         "IRS" shall mean the United States Internal Revenue Service, or any successor or analogous organization.

         "Land" shall mean (a) a parcel or parcels of real property that (i) is described on the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel, or (ii) is described on Schedule I-C to each applicable Lease Supplement executed and delivered in accordance with the requirements of SECTION 2.4 of the Lease and, to the extent set forth in any such Requisition or Schedule, may include without limitation a leasehold interest (pursuant to a Ground Lease) in such Land, or (iii) is the land included in any Existing Property (including without limitation each parcel of Land identified in EXHIBIT I to the Participation Agreement), and (b) all Appurtenant Rights with respect to any such Land.

         "Law" shall mean any statute, law, ordinance, code, regulation, rule, directive, order, writ, injunction or decree of any Governmental Authority.

                                 Appendix A-23

         "Lease" or "Lease Agreement" shall mean the Amended and Restated Lease Agreement dated as of the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto, as such Lease Agreement may from time to time be supplemented, amended, restated or modified in accordance with the terms thereof.

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in SECTION
17.1 of the Lease.

         "Lease Supplement" shall mean each Lease Supplement or Amended and Restated Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto, as such Lease Supplement or Amended and Restated Lease Supplement may be supplemented, amended, restated or modified from time to time.

         "Legal Requirements" shall mean all foreign, Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, the Holders, the Agent, any Lender or any Improvements or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require appraisals, repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq., and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

         "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to evidence or perfect the Agent's security interest (for itself and on behalf of the Lenders) in any Equipment or in any Improvements.

         "Lenders" shall mean the several banks and other financial institutions from time to time party to the Credit Agreement.

         "Lessee" shall have the meaning set forth in the Lease.

         "Lessee/Borrower Party" shall mean the Lessee, the Owner Trustee, the Trust Company, any Guarantor or any Person (except the Lenders, the Holders, the Administrative Agent or any of their respective Affiliates, other than the Owner Trustee or the Trust Company) from time to time party to any Operative Agreement.

         "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as Lessor under the Lease.

                                 Appendix A-24

         "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Fundings on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (i) any such scheduled Holder Yield due on the Holder Fundings prior to the Basic Rent Commencement Date with respect to the Property to which such Holder Fundings relate or (ii) overdue amounts under the Trust Agreement or otherwise).

         "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to evidence or perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

         "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify Lessor or Trust Company, in its individual capacity, pursuant to SECTION 13 of the Participation Agreement or (d) any claim against the Lessor or Trust Company, in its individual capacity, arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in ARTICLE XVII of the Lease.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

         "Limited Recourse Amount" shall mean, with respect to any Properties on an aggregate basis as of a specified date, an amount equal to the sum of the Termination Values with respect to such Properties on such date, less the Maximum Residual Guarantee Amount as of such date with respect to the Properties.

         "Loan Basic Rent" shall mean the interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (i) any such Loan prior to the Basic Rent Commencement Date with respect to the Property to which such Loan relates or (ii) any overdue amounts under SECTION 2.8(c) of the Credit Agreement or otherwise).

         "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount of Acquisition Loans, Construction Loans, Interest Payment Loans and any other Loans (including without limitation Loans made on the Initial Closing Date to repay Existing Loans with respect to such Property) made on or prior to such date with respect to such Property minus (b) the aggregate amount of

                                 Appendix A-25
prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to SECTION 2.6(C) of the Credit Agreement.

         "Loans" shall mean, collectively, the Series A Loans and the Series B Loans.

         "Majority Financing Parties" shall mean, at any time, Lenders and Holders the sum of whose Commitments and Holder Commitments represent at least 51% of the sum of the aggregate Commitments and Holders Commitments, PROVIDED THAT upon and during the continuance of an Event of Default, "Majority Financing Parties" shall mean Lenders and Holders who have Loans and Holder Fundings with an aggregate outstanding principal amount representing at least 51% of the aggregate outstanding principal amount of all Loans and Holder Fundings.

         "Marketing Period" shall mean, if the Lessee has given an Election Notice in accordance with SECTION 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Applicable Expiration Date.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of Tech Data or any of its Subsidiaries, (b) the ability of the Lessee, the Construction Agent or any of their Subsidiaries to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the applicable Lessee to use, any Property for the purpose for which it was intended.

         "Maturity Date" shall mean the earliest to occur of (a) May 6, 2005, or
(b) (if the Lessee delivers a timely Election Notice with respect to the Preliminary Expiration Date pursuant to SECTION 20.1 of the Lease) the Preliminary Expiration Date, or (c) in either case, such earlier date as the Lease may terminate.

         "Maximum Amount" shall mean:

                  (a) one hundred percent (100%) of the cost of the Land or the Ground Lease (as the case may be) for all, but not less than all, of the Properties (collectively, the "Land Cost"), PLUS

                  (b) the product of eighty-nine and nine-tenths percent (89.9%) multiplied by the following: (i) the aggregate Property Cost of all, but not less than all, of the Properties, minus (ii) the Land Cost, minus (iii) accrued, unpaid Holder Yield respecting any and all Construction Period Properties, MINUS

                  (c) the accreted value (calculated at a rate of seven and 14/100 percent (7.14%) per annum) of any payments previously made by the Construction Agent or the Lessee regarding any and all Construction Period Properties and not reimbursed; PLUS

                                 Appendix A-26

                  (d) one hundred percent (100%) of all Rent and other amounts then due and owing by the Lessee or the Construction Agent pursuant to the Operative Agreements.

         "Maximum Property Cost" shall mean the aggregate amount of the Property Costs for all Properties subject to the Lease as of the applicable determination date.

         "Maximum Residual Guarantee Amount", with respect to any Properties, shall mean an amount equal to the sum of (a) eighty-seven percent (87%) of the aggregate Property Cost for all of such Properties plus (b) one hundred percent (100%) of all Rent and other amounts then due and owing by the Lessee or the Construction Agent under the Lease and the other Operative Agreements.

         "Miami Property" shall mean the Existing Property located in Dade County, Florida.

         "Modifications" shall have the meaning specified in SECTION 11.1(A) of the Lease.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee in favor of the Agent and evidencing a Lien on a Property, in form and substance reasonably acceptable to the Agent.

         "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or are required to be made by Tech Data or any of its ERISA Affiliates.

         "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent or Lessor is entitled to be reimbursed pursuant to the Lease.

         "Net Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in SECTION 22.1 of the Lease (net of all expenses of sale) are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

         "New Facility" shall have the meaning assigned thereto in SECTION 28.1 of the Lease.

         "New Property" shall mean (a) any Property other than an Existing Property, or (b) any Additional Improvements (other than Existing Additional Improvements) that are treated as a distinct Property pursuant to SECTION 5.10 of the Participation Agreement.

         "Non-Excluded Taxes" shall have the meaning given to such term in
SECTION 2.13 of the Credit Agreement.

                                 Appendix A-27

         "Notes" shall mean, collectively, the Series A Notes and the Series B Notes.

         "Occupational Safety and Health Law" shall mean the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to, or imposing liability or standards of conduct concerning, employee health or safety, as now or at any time hereafter in effect.

         "Officer's Certificate" shall mean a certificate signed by any individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Operative Agreements" shall mean, collectively, the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease (and a memorandum thereof in a form reasonably acceptable to the Agent), each Lease Supplement (and a memorandum thereof in a form reasonably acceptable to the Agent), the Guaranty Agreement, the Pledge Agreement, the Security Agreement, the Assignment of Project Rights, each Ground Lease and each Mortgage Instrument.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Overdue Interest" shall mean any interest payable pursuant to SECTION 2.8(C) of the Credit Agreement.

         "Overdue Rate" shall mean (i) with respect to Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in SECTION 2.8(C) of the Credit Agreement, (ii) with respect to Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate and (iii) with respect to any other amount, the Base Rate plus 2%.

         "Owner Trustee" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as Owner Trustee under the TD 1996 Real Estate Trust, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.

         "Participant" shall have the meaning given to such term in SECTION 9.7 of the Credit Agreement.

         "Participation Agreement" shall mean the Participation Agreement dated as of the date hereof among the Construction Agent, the Lessee, the Owner Trustee, the Holders party thereto,

                                 Appendix A-28
the Lenders party thereto, and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Fundings is due under the Credit Agreement or the Trust Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

         "Permitted Exceptions" shall mean:

                  (i) Liens of the types described in clauses (i), (ii) and (v) of the definition of Permitted Liens;

                  (ii) Liens for Taxes not yet due; and

                  (iii) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, materially impair the use of any Property for its intended purpose.

         "Permitted Liens" shall mean:

                  (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                  (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

                  (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of SECTION 13.1 of the Lease;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business, which Liens have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                  (v) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the

                                 Appendix A-29
         execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in SECTION
         13.1 of the Lease;

                  (vi) Liens in favor of municipalities to the extent agreed to by the Lessor and the Agent; and

                  (vii)    Permitted Exceptions.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited liability partnership, governmental authority or any other entity.

         "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Participation Agreement and the Agency Agreement.

         "Pledge Agreement" shall mean, collectively or individually as the context may indicate, any pledge agreement, charge, agreement, document, instrument or conveyance, in form and substance acceptable to Administrative Agent, conferring under applicable foreign law upon Administrative Agent, for the benefit of Administrative Agent, the Owner Trustee, the Lenders and the Holders, a Lien upon 65% of the voting securities or other interests having ordinary voting power and 100% of the other securities or other ownership interests of a Direct Foreign Subsidiary that is a Significant Subsidiary, as are owned by Tech Data or any Domestic Subsidiary, in each case as hereafter amended, modified, supplemented or amended and restated from time to time.

         "Preliminary Expiration Date" shall mean May 8, 2003.

         "Prime Rate" shall mean the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "Property" shall mean, with respect to each real property site that is acquired, constructed or renovated pursuant to the terms of the Operative Agreements (or that is an Existing Property), the Land and each item of Equipment and the various Improvements, in each case located on such Land. Each Property shall be suitable for, and used by Lessee (or a permitted sublessee) only for, Tech Data's and its Subsidiaries' corporate office space or distribution facilities, with ancillary space used for other business purposes of Tech Data and such Subsidiaries.

         "Property Acquisition Cost" shall mean the cost to Lessor to purchase a Property on a Property Closing Date.

         "Property Closing Date" shall mean each date on which the Lessor purchases a Property, or leases the Land included in a Property pursuant to a Ground Lease.

                                 Appendix A-30

         "Property Cost" shall mean with respect to a Property the aggregate amount of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Fundings and the Loans extended from time to time to pay for the Transaction Expenses, fees, taxes, expenses and other disbursements referenced in SECTIONS 9.1(A) AND (B) of the Participation Agreement and indemnity payments referenced in SECTION 13.5 of the Participation Agreement).

         "Purchase Option" shall have the meaning given to such term in SECTION
20.1 of the Lease.

         "Purchase Option Price" shall have the meaning specified in SECTION
20.1 of the Lease.

         "Purchasing Lender" shall have the meaning given to such term in
SECTION 9.8(A) of the Credit Agreement.

         "Register" shall have the meaning given to such term in SECTION 9.9(A) of the Credit Agreement.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leek, flow, discharge, disposal or emission of a Hazardous Substance.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Reportable Event" shall have the meaning specified in ERISA.

         "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with SECTION 5 of the Participation Agreement.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Requisite Notice" shall mean, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on SCHEDULE 14.3 or as otherwise designated by such recipient by written notice in accordance with SECTION 14.3(E), and (ii) if made by any Lessee/Borrower Party, given or made by a Responsible Officer of such Lessee/Borrower Party. Any written notice delivered in connection with any Operative Agreement shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

                                 Appendix A-31

         "Requisition" shall have the meaning specified in SECTION 4.2 of the Participation Agreement.

         "Reserve Requirement" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Loan or Eurodollar Funding shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

         The determination of the Reserve Requirement by Administrative Agent shall be conclusive in the absence of manifest error.

         "Responsible Officer" shall mean the President or Executive Vice President and Chief Financial Officer of Tech Data or with respect to financial matters, the Chief Financial Officer or Senior Vice President and Worldwide Controller, Corporate Vice President and Treasurer of Tech Data, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Sale Date" shall have the meaning given to such term in SECTION 22.1(A) of the Lease.

         "Sale Notice" shall mean a notice given to Lessor in connection with the election by Lessee of its Sale Option.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sale Option" shall have the meaning given to such term in SECTION 20.1 of the Lease.

         "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan (or Eurodollar Holder Funding), the last day of the Interest Period applicable to such Eurodollar Loan (or Holder Funding), and if such Interest Period is for more than three months, at intervals of three months after the first day of such Interest Period, (b) as to any Base Rate Loan (or Base Rate Holder Funding), the first Business Day following the last day of each fiscal quarter of Tech Data, and the date of conversion of such Loan to a Eurodollar Loan (or conversion of such Holder Funding to a Eurodollar Holder Funding), and
(c) as to any Loan (or Holder Funding), the Maturity Date.

                                 Appendix A-32

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of the Initial Closing Date between the Owner Trustee and Bank of America, N.A., as agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

         "Security Documents" shall mean the collective reference to the Lease, the Lease Supplements, the Security Agreement, the Pledge Agreement, the Mortgage Instruments, and all other security documents hereafter delivered to the Administrative Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessee or the Borrower hereunder or under any of the other Operative Agreements or to secure any guarantee of any such obligations and liabilities.

         "Senior Parity Debt" shall have the meaning set forth in the Existing Tech Data Credit Agreement.

         "Senior Parity Debt Holders" shall have the meaning set forth in the Existing Tech Data Credit Agreement.

         "Series A Loans" shall mean the loans described as such in SECTION 2.1 of the Credit Agreement.

         "Series A Notes" shall mean the promissory notes issued to the Lenders pursuant to SECTION 2.2 of the Credit Agreement evidencing the Series A Loans.

         "Series B Loans" shall mean the loans described as such in SECTION 2.1 of the Credit Agreement.

         "Series B Notes" shall mean the promissory notes issued to the Lenders pursuant to SECTION 2.2 of the Credit Agreement evidencing the Series B Loans.

         "Significant Subsidiary" means any Subsidiary which has either (a) total assets of more than $25,000,000 or (b) total revenues of more than $25,000,000 during any four fiscal quarter period; provided, however, Significant Subsidiary shall not include (w) any Subsidiary which is a partnership whose sole purpose is holding a single real estate asset, (x) a Subsidiary established to act as a foreign sales corporation under the Code, and
(y) Tech Data Finance SPV, Inc.

         "Subsidiary" shall mean, as to any Person, any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by such Person and/or by one or more of such Persons' Subsidiaries.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to Lessor, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including,

                                 Appendix A-33
without limitation, payments of the Purchase Option Price, the Termination Value, the Deficiency Balance and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

         "TD 1996 Real Estate Trust" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

         "Tangible Personal Property" shall mean that portion of the Equipment which is subject to the 35% limitation referred to in SECTION 10.3(E) of the Participation Agreement.

         "Taxes" shall have the meaning specified in the definition of Impositions.

         "Tech Data" shall mean Tech Date Corporation, a Florida corporation.

         "Tech Data Credit Agreement Event of Default" shall mean an "Event of Default" as defined in the Amended Tech Data Credit Agreement or any New Facility.

         "Term" shall mean the Basic Term.

         "Termination Date" shall have the meaning specified in SECTION 16.2(A) of the Lease.

         "Termination Notice" shall have the meaning specified in SECTION 16.1 of the Lease.

         "Termination Value" shall mean, as of any date of determination, the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, or (ii) with respect to a particular Property, an amount equal to the outstanding Property Cost allocable to the particular Property in question, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued interest on the Loans and any and all Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent not otherwise paid on such date of determination, all other Rent and other amounts then due and payable for all Properties under the Agency Agreement, the Lease or any other Operative Agreement (including without limitation all amounts due and payable under SECTIONS 13.1 or 13.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of SECTION 22.2 of the Lease).

         "Total Commitment" shall mean (a) with respect to the Series A Loans, $117,450,000, and (b) with respect to the Series B Loans, $13,500,000, in each case as such amount may be increased pursuant to SECTION 3.4 of the Participation Agreement.

         "Total Condemnation" shall mean a Condemnation that involves a taking of Lessor's entire title to a Property.

         "Total Holder Commitment" shall mean $4,050,000, as such amount may be increased pursuant to SECTION 3.4 of the Participation Agreement.

                                 Appendix A-34

         "Transaction Expenses" shall mean all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                  (b) any and all reasonable fees, charges or other amounts payable to the Lenders, Agent, the Holders, the Owner Trustee or any broker which arise under any of the Operative Agreements;

                  (c) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents;

                  (d) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement; and

                  (e) real estate taxes on a Property paid during the Construction Period.

         "Trust Agreement" shall mean the Second Amended and Restated Trust Agreement dated as of the Initial Closing Date between the Holders and the Owner Trustee, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

         "Trust Company" shall mean First Security Bank, National Association in its individual capacity, and any successor owner trustee under the Trust Agreement, in each case in its individual capacity.

         "Trust Estate" shall have the meaning specified in SECTION 2.2 of the Trust Agreement.

         "Type" shall mean, (a) as to any Loan, whether it is a Base Rate Loan or a Eurodollar Loan, and (b) as to any Holder Funding, whether it is a Base Rate Holder Funding or Eurodollar Holder Funding.

         "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Unfunded Amount" shall have the meaning specified in SECTION 3.2 of the Agency Agreement.

                                 Appendix A-35

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

         "U.S." shall mean the United States of America, its territories, its possessions and all other areas subject to its jurisdiction.

         "Voting Stock" shall mean, with respect to any Person, capital stock issued by a corporation or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to vote may have been suspended by the happening of such a contingency.

         "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods or services with respect to any Property.

                                 Appendix A-36